As filed with the Securities and Exchange Commission on June 1, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Alliance Holdings GP, L.P.

(Exact name of registrant as specified in its charter)

Delaware	03-0573898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

(918) 295-1415

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

R. Eberley Davis

1717 South Boulder Avenue, Suite 400

Tulsa, Oklahoma 74119

(918) 295-1415

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David P. Oelman

Vinson & Elkins L.L.P.

First City Tower

1001 Fannin Street, Suite 2500

Houston, Texas 77002-6760

(713) 758-2222

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common units representing limited partner interests	47,363,000	$27.67	(1)	$1,310,534,210	(1)(2)	$40,233

(1)	Pursuant to Rule 457(c) of the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices for our common units on May 30, 2007, as reported on the Nasdaq Global Select Market, which date was within five business days prior to the date of this filing.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The selling unitholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Subject to completion, dated June 1, 2007

Prospectus

Alliance Holdings GP, L.P.

47,363,000 Common Units

The securities to be offered and sold using this prospectus are currently issued and outstanding common units representing limited partner interests in us. These common units may be offered and sold by the selling unitholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”

The selling unitholders may sell the common units offered by this prospectus from time to time on any exchange on which the common units are listed on terms to be negotiated with buyers. They may also sell the common units in private sales or through dealers or agents. The selling unitholders may sell the common units at prevailing market prices or at prices negotiated with buyers. The selling unitholders will be responsible for any underwriting fees, discounts and commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling unitholders of the common units offered by this prospectus.

You should carefully read this prospectus and any supplement before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” and the “Incorporation of Certain Documents by Reference” sections of this prospectus for information on us and our financial statements. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Our common units are listed on the NASDAQ Global Select Market under the ticker symbol “AHGP.”

Investing in our securities involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the risk factors beginning on page 4 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2007.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the selling unitholders have authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process the selling unitholders named in this prospectus or in any supplement to this prospectus may, from time to time, sell the common units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the common units the selling unitholders may offer. Each time they sell common units, the selling unitholders will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and the prospectus supplement relating to the common units offered to you together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

As used in this prospectus, (1) “we,” “us,” “our” and “AHGP” mean Alliance Holdings GP, L.P. and its wholly-owned subsidiaries, (2) “AGP” means Alliance GP, LLC, the general partner of AHGP, (3) “ARLP” means Alliance Resource Partners, L.P. and its consolidated subsidiaries, (4) “MGP” means Alliance Resource Management GP, LLC, the managing general partner of ARLP, and (5) “SGP” means Alliance Resource GP, LLC, the special general partner of ARLP.

ALLIANCE HOLDINGS GP, L.P.

We are a publicly traded limited partnership listed on the NASDAQ Global Select Market under the ticker symbol “AHGP.” We own directly and indirectly 100% of the members’ interest in MGP, which is the managing general partner of Alliance Resource Partners, L.P., a publicly traded limited partnership (NASDAQ Global Select Market ticker symbol: ARLP). Currently, our only cash-generating assets are our ownership interests in ARLP, which consist of the following:

•	a 1.98% general partner interest in ARLP, which we hold through our 100% ownership interest in MGP;

•	the incentive distribution rights in ARLP, which we hold through our 100% ownership interest in MGP;

•	15,544,169 common units of ARLP, representing approximately 42.5% of the common units of ARLP; and

•	a 0.001% managing interest in Alliance Coal, LLC, ARLP’s operating subsidiary, which we hold through our 100% ownership interest in MGP.

Our primary business objective is to increase our cash distributions to our unitholders by actively assisting ARLP in executing its business strategy. ARLP’s business strategy is to create sustainable, capital-efficient growth in distributable cash flow to maximize its distribution to its unitholders.

We are owned 100% by limited partners. Our general partner, AGP, has a non-economic interest in us and is owned indirectly by Joseph W. Craft III, the President and Chief Executive Officer of AHGP and ARLP.

ARLP is a diversified producer and marketer of coal to major United States utilities and industrial users. ARLP began mining operations in 1971 and, since then, has grown through acquisitions and internal development to become what it believes to be the fourth largest coal producer in the eastern United States. At December 31, 2006, ARLP had approximately 633.9 million tons of reserves in Illinois, Indiana, Kentucky, Maryland, Pennsylvania and West Virginia. In the first three months of 2007, ARLP produced 6.6 million tons of coal and sold 6.2 million tons of coal of which 25.8% was low-sulfur coal, 13.6% was medium-sulfur coal and 60.6% was high-sulfur coal. In 2006, approximately 96.1% of the medium- and high-sulfur coal was sold to utility plants with installed pollution control devices, also known as “scrubbers,” to remove sulfur dioxide. ARLP classifies low-sulfur coal as coal with a sulfur content of less than 1%, medium-sulfur coal as coal with a sulfur content between 1% and 2%, and high-sulfur coal as coal with a sulfur content of greater than 2%.

At March 31, 2007, ARLP operated eight coal mining complexes in Illinois, Indiana, Kentucky, Maryland, and West Virginia. Three of ARLP’s mining complexes supplied coal feedstock and provided services to third-party coal synfuel facilities located at or near these complexes. ARLP also operated a coal loading terminal on the Ohio River at Mt. Vernon, Indiana. ARLP’s mining activities are conducted in three geographic regions commonly referred to in the coal industry as the Illinois Basin, Central Appalachian and Northern Appalachian regions. ARLP has grown historically, and expects to grow in the future, through expansion of its operations by adding and developing mines and coal reserves in existing, adjacent or neighboring properties.

Our principal executive offices are located at 1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119 and our phone number is (918) 295-1415. Our website is www.ahgp.com. Information contained on our website does not constitute a part of this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus and the documents we incorporate by reference herein are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are intended to come within the safe harbor protection provided by those sections. These statements are based on our beliefs as well as assumptions made by, and information currently available to, us. When used in this document, the words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “may,” “project,” “will,” and similar expressions identify forward-looking statements. Without limiting the foregoing, all statements relating to our future outlook, anticipated capital expenditures, future cash flows and borrowings and sources of funding are forward-looking statements. These statements reflect our current views with respect to future events and are subject to numerous assumptions that we believe are reasonable, but are open to a wide range of uncertainties and business risks, and actual results may differ materially from those discussed in these statements. Among the factors that could cause actual results to differ from those in the forward-looking statements are:

•	increased competition in coal markets and ARLP’s ability to respond to the competition;

•	fluctuation in coal prices, which could adversely affect ARLP’s operating results and cash flows;

•	risks associated with the expansion of ARLP’s operations and properties;

•	deregulation of the electric utility industry or the effects of any adverse change in the domestic coal industry, electric utility industry, or general economic conditions;

•	dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts;

•	customer bankruptcies and/or cancellations or breaches of existing contracts;

•	customer delays or defaults in making payments;

•	fluctuations in coal demand, prices and availability due to labor and transportation costs and disruptions, equipment availability, governmental regulations and other factors;

•	ARLP’s productivity levels and margins that ARLP earns on its coal sales;

•	greater than expected increases in raw material costs;

•	greater than expected shortage of skilled labor;

•	any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments associated with post-mine reclamation and workers’ compensation claims;

•	any unanticipated increases in transportation costs and risk of transportation delays or interruptions;

•	greater than expected environmental regulation, costs and liabilities;

•	a variety of operational, geologic, permitting, labor and weather-related factors;

•	risks associated with major mine-related accidents, such as mine fires, or interruptions;

•	results of litigation, including claims not yet asserted;

•	difficulty maintaining ARLP’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits;

•	coal market’s share of electricity generation;

•	prices of fuel that compete with or impact coal usage, such as oil or natural gas;

•	legislation, regulatory and court decisions;

•	replacement of coal reserves;

•	a loss or reduction of the direct or indirect benefit from certain state and federal tax credits, including non-conventional source fuel tax credits;

•	difficulty obtaining commercial property insurance, and risks associated with ARLP’s participation (excluding any applicable deductible) in ARLP’s commercial insurance property program; and

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other factors, including those discussed in the section entitled “Risk Factors” included in this prospectus and elsewhere in or incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our subsequent SEC filings.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.

Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the section entitled “Risk Factors” included in this prospectus and elsewhere in or incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and our subsequent SEC filings. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RISK FACTORS

Limited partner interests are inherently different from capital stock of a corporation, although many of the business risks to which we and ARLP are subject are similar to those that would be faced by a corporation engaged in a similar business. You should carefully consider the following risk factors together with all of the other information included in this prospectus, any prospectus supplement and the information that we have incorporated by reference before investing in the common units.

The following risks could materially and adversely affect our or ARLP’s business, financial condition, cash flows and results of operations. In that case, the amount of distributions on our common units could be materially adversely affected and the trading price of our common units could decline.

Risks Inherent in an Investment in Us

Our only assets are our partnership interests in ARLP and therefore our operating cash flow is completely dependent upon the ability of ARLP to make distributions to its partners.

The amount of cash that ARLP can distribute to its partners, including us, each quarter principally depends on the amount of cash it generates from its operations, which fluctuates from quarter to quarter based on, among other things:

•	the amount of coal ARLP is able to produce from its properties;

•	the price at which ARLP is able to sell coal, which is affected by the supply of and demand for domestic and foreign coal;

•	the level of ARLP’s operating costs;

•	weather conditions;

•	the proximity to and capacity of transportation facilities;

•	domestic and foreign governmental regulations and taxes;

•	the price and availability of alternative fuels;

•	the effect of worldwide energy conservation measures; and

•	prevailing economic conditions.

In addition, the actual amount of cash that ARLP will have available for distribution will depend on other factors, including:

•	the level of capital expenditures it makes;

•	the sources of cash used to fund its acquisitions, if any;

•	its debt service requirements and restrictions on distributions contained in its current or future debt agreements;

•	fluctuations in its working capital needs;

•	the ability of ARLP to borrow under its credit agreement to make distributions to its unitholders; and

•	the amount, if any, of cash reserves established by MGP for the proper conduct of ARLP’s business.

Because of these factors, ARLP may not have sufficient available cash each quarter to continue paying distributions at the current level or at all. Furthermore, the amount of cash that ARLP has available for distribution depends primarily upon its cash flow, including cash flow from financial reserves and working capital borrowing, and is not solely a function of profitability, which will be affected by non-cash items. As a result, ARLP may be able to make cash distributions during periods when it records losses and may be unable to make cash distributions during periods when it records net income. Please read “—Risks Related to ARLP’s Business” for a discussion of further risks affecting ARLP’s ability to generate distributable cash flow.

In the future, we may not have sufficient cash to pay distributions at our current quarterly distribution level or to increase distributions.

The sole source of our earnings and cash flow consists of cash distributions from ARLP. Therefore, the amount of distributions we are able to make to our unitholders may fluctuate based on the level of distributions ARLP makes to its partners. We cannot assure you that ARLP will continue to make quarterly distributions at its current level or increase its quarterly distributions in the future. In addition, while we would expect to increase or decrease distributions to our unitholders if ARLP increases or decreases distributions to us, the timing and amount of such increased or decreased distributions, if any, will not necessarily be comparable to the timing and amount of the increase or decrease in distributions made by ARLP to us.

Our ability to distribute cash received from ARLP to our unitholders is limited by a number of factors, including:

•	interest expense and principal payments on our indebtedness;

•	restrictions on distributions contained in any current or future debt agreements;

•	our general and administrative expenses;

•	expenses of our subsidiaries other than ARLP, including tax liabilities of our corporate subsidiaries, if any;

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reserves necessary for us to make the necessary capital contributions to maintain our 1.98% general partner interest in ARLP as required by the partnership agreement of ARLP upon the issuance of additional partnership securities by ARLP; and

•	reserves our general partner believes prudent for us to maintain for the proper conduct of our business or to provide for future distributions.

We cannot guarantee that in the future we will be able to pay distributions or that any distributions we do make will be at or above our current quarterly distribution level. The actual amount of cash that is available for distribution to our unitholders will depend on numerous factors, many of which are beyond our control or the control of our general partner. We do not have any subordinated units, which would have their distributions reduced before distributions to the common units are reduced.

ARLP’s general partner, with our consent, may limit or modify the incentive distributions we are entitled to receive in order to facilitate ARLP’s growth strategy. Our general partner’s board of directors can give this consent without a vote of our unitholders.

We own MGP, ARLP’s managing general partner, which owns the incentive distribution rights in ARLP that entitle us to receive increasing percentages, up to a maximum of 48%, of any cash distributed to ARLP, as certain target distribution levels are reached in excess of $0.275 per ARLP unit in any quarter. The incentive distribution rights currently participate at the maximum 48% target cash distribution level. A substantial portion of the cash flow we receive from ARLP is provided by these incentive distribution rights. MGP’s board of directors may reduce the incentive distribution rights payable to us with our consent, which we may provide without the approval of our unitholders.

A reduction in ARLP’s distributions will disproportionately affect the amount of cash distributions to which we are currently entitled.

Our ownership of the incentive distribution rights in ARLP entitles us to receive specified percentages of total cash distributions made by ARLP with respect to any particular quarter only in the event that ARLP distributes more than $0.275 per unit for such quarter. As a result, the holders of ARLP’s common units have a priority over the holders of ARLP’s incentive distribution rights to the extent of cash distributions by ARLP up to and including $0.275 per unit for any quarter.

Our incentive distribution rights entitle us to receive increasing percentages, up to 48%, of all cash distributed by ARLP. Because the incentive distribution rights currently participate at the maximum 48% target cash distribution level, future growth in distributions we receive from ARLP will not result from an increase in the target cash distribution level associated with the incentive distribution rights.

Furthermore, a decrease in the amount of distributions by ARLP to less than $0.375 per common unit per quarter would reduce MGP’s percentage of the incremental cash distributions above $0.3125 per common unit per quarter from 48% to 23%. As a result, any such reduction in quarterly cash distributions from ARLP would disproportionately reduce the amount of all distributions that we receive from ARLP as compared to the impact on the holders of common units only.

Restrictions in future financing agreements could limit our ability to make distributions to our unitholders, borrow additional funds or capitalize on business opportunities.

There are no material operating or financial restrictions or covenants in our existing credit facility with C-Holdings, LLC. However, any future credit facility could include such provisions and our ability to comply with them may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Failure to comply with any such restrictions or covenants could have significant consequences, such as causing a significant portion of the indebtedness under such a facility to become immediately due and payable or our lenders’ commitment to make further loans to us under such facility to terminate. We might not have, or be able to obtain, sufficient funds to make such payments.

Our payment of principal and interest on any future indebtedness will reduce our cash available for distribution on our units. In addition, any future levels of indebtedness may:

•	adversely affect our ability to obtain additional financing for future operations or capital needs;

•	limit our ability to pursue acquisitions and other business opportunities; or

•	make our results of operations more susceptible to adverse economic or operating conditions.

Our unitholders do not elect our general partner or vote on our general partner’s officers or directors. Prior to any offering pursuant to this prospectus, certain current and former members of management and their affiliates own a sufficient number of our units to block any attempt to remove our general partner.

Unlike the holders of common stock in a corporation, our unitholders have only limited voting rights on matters affecting our business and, therefore, limited ability to influence management’s decisions regarding our business. Our unitholders do not have the ability to elect our general partner or the officers or directors of our general partner. The board of directors of our general partner, including our independent directors, is chosen by the members of our general partner.

Furthermore, if our unitholders are dissatisfied with the performance of our general partner, they will have little ability to remove our general partner. Our general partner may not be removed except upon the vote of the holders of at least two-thirds of our outstanding units. Prior to any offering pursuant to this prospectus, certain of our directors, current and former members of our management and their affiliates own 79.97% of our outstanding common units. As a result, it will be particularly difficult for our general partner to be removed without their consent. As a result, the price at which our units trade may be lower because of the absence or reduction of a takeover premium in the trading price.

We may issue an unlimited number of limited partner interests without the consent of our unitholders, which will dilute your ownership interest in us and may increase the risk that we will not have sufficient available cash to maintain or increase our per unit distribution level.

At any time we may issue an unlimited number of limited partner interests of any type without the approval of our unitholders on terms and conditions established by our general partner. The issuance by us of additional common units or other equity securities of equal or senior rank will have the following effects:

•	our unitholders’ proportionate ownership interest in us will decrease;

•	the amount of cash available for distribution on each unit may decrease;

•	the relative voting strength of each previously outstanding unit may be diminished;

•	the ratio of taxable income to distributions may increase; and

•	the market price of the common units may decline.

The market price of our common units could be adversely affected by sales of substantial amounts of our common units in the public markets, including sales by our existing unitholders.

Sales by any of our existing unitholders of a substantial number of our common units in the public markets, or the perception that such sales might occur, could have a material adverse effect on the price of our common units or could impair our ability to obtain capital through an offering of equity securities. We do not know whether any such sales would be made in the public market or in private placements, nor do we know what impact such potential or actual sales would have on our unit price in the future.

Control of our general partner and the incentive distribution rights in ARLP may be transferred to a third-party without unitholder consent.

Our general partner may transfer its general partner interest in us to a third-party in a merger or in a sale of its equity securities without the consent of our unitholders. Furthermore, there is no restriction in the partnership agreement on the ability of the owner of our general partner to sell or transfer all or part of its ownership interest in our general partner to a third-party. The new owner or owners of our general partner would then be in a position to replace the directors and officers of our general partner and control the decisions made and actions taken by its board of directors and officers. In addition, the owner of our general partner controls MGP, the owner of the incentive distribution rights in ARLP. Control of MGP can likewise be transferred to a third-party without unitholder consent.

We depend on the leadership and involvement of Joseph W. Craft III and other key personnel for the success of our and ARLP’s business.

We depend on the leadership and involvement of Joseph W. Craft III, our President and Chief Executive Officer. Mr. Craft has been integral to the success of ARLP and us due in part to his ability to identify and develop internal growth projects and accretive acquisitions, make strategic decisions and attract and retain key personnel. The loss of his leadership and involvement or the services of any member of our or ARLP’s senior management team could have a material adverse effect on the business, financial condition and results of operations of us and ARLP.

Several key personnel, including Messrs. Craft, Charles R. Wesley, Thomas M. Wynne and former employees Thomas L. Pearson and Gary J. Rathburn, received substantial amounts of the proceeds from our IPO in May 2006. Mr. Rathburn retired and Mr. Pearson resigned. As a result of these cash payments, there is an increased risk that other key personnel will retire or resign in the future.

Your liability as a limited partner may not be limited, and our unitholders may have to repay distributions or make additional contributions to us under certain circumstances.

As a limited partner in a partnership organized under Delaware law, you could be held liable for our obligations to the same extent as a general partner if you participate in the “control” of our business. Our general partner generally has unlimited liability for the obligations of the partnership, except for those contractual obligations of the partnership that are expressly made without recourse to our general partner. Additionally, the limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in many jurisdictions.

Under certain circumstances, our unitholders may have to repay amounts wrongfully distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, neither we nor ARLP may make a distribution to our unitholders if the distribution would cause our or ARLP’s respective liabilities to exceed the fair value of our respective assets. Delaware law provides that for a period of three years from the date of the impermissible distribution, partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the partnership for the distribution amount. Liabilities to partners on account of their partnership interest and liabilities that are non-recourse to the partnership are not counted for purposes of determining whether a distribution is permitted.

An increase in interest rates may cause the market price of our common units to decline.

Like all equity investments, an investment in our common units is subject to certain risks. In exchange for accepting these risks, investors may expect to receive a higher rate of return than would otherwise be obtainable from lower-risk investments. Accordingly, as interest rates rise, the ability of investors to obtain higher risk-adjusted rates of return by purchasing government-backed debt securities may cause a corresponding decline in demand for riskier investments generally, including yield-based equity investments such as publicly traded limited partnership interests. Reduced demand for our common units resulting from investors seeking other more favorable investment opportunities may cause the trading price of our common units to decline.

If in the future we cease to manage and control ARLP, we may be deemed to be an investment company under the Investment Company Act of 1940.

If we cease to manage and control ARLP and are deemed to be an investment company under the Investment Company Act of 1940 because of our ownership of ARLP partnership interests, we would either have to register as an investment company under the Investment Company Act, obtain exemptive relief from the SEC or modify our organizational structure or our contract rights to fall outside the definition of an investment company. Registering as an investment company could, among other things, materially limit our ability to engage in transactions with affiliates, including the purchase and sale of certain securities or other property to or from our affiliates, restrict our ability to borrow funds or engage in other transactions involving leverage and require us to add additional directors who are independent of us or our affiliates.

The price of our common units may be volatile, and the trading market for our common units may not provide you with adequate liquidity.

The market price of our common units could be subject to significant fluctuations. The following factors could affect our common unit price:

•	ARLP’s operating and financial performance and prospects;

•	quarterly variations in the rate of growth of our financial indicators, such as distributable cash flow per unit, net income and revenues;

•	changes in revenue or earnings estimates or publication of research reports by analysts;

•	speculation by the press or investment community;

•	sales of our common units by our unitholders (including offerings made pursuant to this prospectus);

•	actions by our existing unitholders prior to their disposition of our common units;

•	announcements by ARLP or its competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, securities offerings or capital commitments;

•	general market conditions; and

•	domestic and international economic, legal and regulatory factors related to ARLP’s performance.

The equity markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common units. In addition, potential investors may be deterred from investing in our common units for various reasons, including the very limited number of publicly traded entities whose assets consist almost exclusively of partnership interests in a publicly traded partnership and the trading prices of such entities. The lack of liquidity may also contribute to significant fluctuations in the market price of our common units and limit the number of investors who are able to buy our common units.

Our common units and ARLP’s common units may not trade in simple relation or proportion to one another. Instead, while the trading prices of our common units and ARLP’s common units are likely to follow generally similar broad trends, the trading prices may diverge because, among other things:

•	ARLP’s cash distributions to its common unitholders have a priority over distributions on its incentive distribution rights;

•	we participate in the incentive distribution rights in ARLP while ARLP’s common unitholders do not; and

•	we may enter into other businesses separate and apart from ARLP or any of its affiliates.

Our partnership agreement restricts the rights of unitholders owning 20% or more of our units.

Our unitholders’ voting rights are restricted by the provision in our partnership agreement generally providing that any units held by a person that owns 20% or more of any class of units then outstanding, other than our general partner, its affiliates, their transferees and persons who acquired such units with the prior approval of the board of directors of the general partner, cannot be voted on any matter. In addition, our partnership agreement contains provisions limiting the ability of our unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting our unitholders’ ability to influence the manner or direction of our management. As a result, the price at which our common units will trade may be lower because of the absence or reduction of a takeover premium in the trading price.

ARLP may issue additional units, which may increase the risk that ARLP will not have sufficient available cash to maintain or increase its per unit distribution level.

ARLP has wide latitude to issue additional units on terms and conditions established by its managing general partner, including units that rank senior to the ARLP common units and the incentive distribution rights as to quarterly cash distributions. The payment of distributions on those additional units may increase the risk that ARLP may not have sufficient cash available to maintain or increase its per unit distribution level, which in turn may impact the available cash that we have to distribute to our unitholders. To the extent these units are senior to the common units or the incentive distribution rights, there is an increased risk that we will not receive the same level or increased distributions on the common units and incentive distribution rights. Neither the common units nor the incentive distribution rights are entitled to any arrearages from prior quarters.

Risks Related to Conflicts of Interest

Conflicts of interest exist and may arise in the future among us, ARLP and our respective general partners and affiliates. Future conflicts of interest may arise among us and the entities affiliated with any general partner interests we acquire or among ARLP and such entities.

Although we control ARLP through our ownership of ARLP’s managing general partner, ARLP’s managing general partner owes fiduciary duties to ARLP and ARLP’s unitholders, which may conflict with our interests.

Conflicts of interest exist and may arise in the future as a result of the relationships between us and our affiliates, including MGP, ARLP’s managing general partner, on the one hand, and ARLP and its limited partners, on the other hand. The directors and officers of MGP have fiduciary duties to manage ARLP in a manner beneficial to us, its owner. At the same time, MGP has a fiduciary duty to manage ARLP in a manner beneficial to ARLP and its limited partners. The board of directors of MGP will resolve any such conflict and has broad latitude to consider the interests of all parties to the conflict. The resolution of these conflicts may not always be in our best interest or that of our unitholders.

For example, conflicts of interest may arise in the following situations:

•	the allocation of shared overhead expenses to ARLP and us;

•	the interpretation and enforcement of contractual obligations between us and our affiliates, on the one hand, and ARLP, on the other hand;

•	the determination and timing of the amount of cash to be distributed to ARLP’s partners and the amount of cash to be reserved for the future conduct of ARLP’s business;

•	the decision as to whether ARLP should make acquisitions, and on what terms;

•

the determination of whether ARLP should use cash on hand, borrow or issue equity to raise cash to finance acquisition or expansion capital projects, repay indebtedness, meet working capital needs, pay distributions to ARLP’s partners or otherwise; and

•	any decision we make in the future to engage in business activities independent of, or in competition with, ARLP.

The fiduciary duties of our general partner’s officers and directors may conflict with those of ARLP’s general partner’s officers and directors.

Our general partner’s officers and directors have fiduciary duties to manage our business in a manner beneficial to us and our partners. However, all of our general partner’s executive officers also serve as executive officers of MGP. In addition, our general partner’s non-independent director and one of our independent directors also serve as directors of MGP. As a result, these executive officers and directors have fiduciary duties to manage the business of ARLP in a manner beneficial to ARLP and its partners. Consequently, these directors and officers may encounter situations in which their fiduciary obligations to ARLP, on one hand, and us, on the other hand, are in conflict. The resolution of these conflicts may not always be in our best interest or that of our unitholders.

If we are presented with certain business opportunities, ARLP will have the first right to pursue such opportunities.

Pursuant to an omnibus agreement among ARLP, SGP, MGP, Alliance Resource Holdings, Inc., Alliance Resource Holdings II, Inc., AGP and us, we have agreed to certain business opportunity arrangements to address potential conflicts that may arise between us and ARLP. If a business opportunity in respect of any coal mining, marketing or transportation assets is presented to us, our general partner or ARLP or its general partners, then ARLP will have the first right to acquire such assets. The omnibus agreement provides, among other things, that ARLP will be presumed to desire to acquire the assets until such time as it advises us that it has abandoned the pursuit of such business opportunity, and we may not pursue the acquisition of such assets prior to that time.

ARLP and affiliates of our general partner are not limited in their ability to compete with us, which could cause conflicts of interest and limit our ability to acquire additional assets or businesses which in turn could adversely affect our results of operations and cash available for distribution to our unitholders.

Neither our partnership agreement nor the omnibus agreement will prohibit ARLP or affiliates of our general partner from owning assets or engaging in businesses that compete directly or indirectly with us or one another. In addition, ARLP and its affiliates or affiliates of our general partner, may acquire, construct or dispose of additional assets related to the mining, marketing and transportation of coal or other assets in the future, without any obligation to offer us the opportunity to purchase or construct any of those assets. As a result, competition among these entities could adversely impact ARLP’s or our results of operations and cash available for distribution.

Potential conflicts of interest may arise among our general partner, its affiliates and us. Our general partner and its affiliates have limited fiduciary duties to us and our unitholders, which may permit them to favor their own interests to the detriment of us and our unitholders.

Conflicts of interest may arise among our general partner and its affiliates, on the one hand, and us and our unitholders, on the other hand. As a result of these conflicts, our general partner may favor its own interests and the interests of its affiliates over the interests of our unitholders. These conflicts include, among others, the following:

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Our general partner is allowed to take into account the interests of parties other than us, including ARLP and its affiliates and any other businesses acquired in the future, in resolving conflicts of interest, which has the effect of limiting its fiduciary duty to our unitholders.

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Our general partner has limited its liability and reduced its fiduciary duties under the terms of our partnership agreement, while also restricting the remedies available to our unitholders for actions that, without these limitations, might constitute breaches of fiduciary duties. As a result of purchasing our units, unitholders consent to various actions and conflicts of interest that might otherwise constitute a breach of fiduciary or other duties under applicable state law.

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Our general partner determines the amount and timing of our investment transactions, borrowings, issuances of additional partnership securities and reserves, each of which can affect the amount of cash that is available for distribution to our unitholders.

•	Our general partner determines which costs incurred by it and its affiliates are reimbursable by us.

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Our partnership agreement does not restrict our general partner from causing us to pay it or its affiliates for any services rendered, or from entering into additional contractual arrangements with any of these entities on our behalf, so long as the terms of any such payments or additional contractual arrangements are fair and reasonable to us.

•	Our general partner controls the enforcement of obligations owed to us by it and its affiliates.

•	Our general partner decides whether to retain separate counsel, accountants or others to perform services for us.

The president and chief executive officer of both our general partner and ARLP’s managing general partner effectively controls us and ARLP through his control of our general partner and ARLP’s managing general partner.

Joseph W. Craft III, the president and chief executive officer of both our general partner and ARLP’s managing general partner, currently holds, directly or indirectly, or may be deemed to be the beneficial owner of, 79.95% of our common units. Mr. Craft controls ARLP’s managing general partner, owns the outstanding interests of the parent of SGP and currently owns or controls 43.58% of ARLP’s common units (including the 42.5% of ARLP’s common units we own). These interests give Mr. Craft substantial control over our and ARLP’s business and operations and the ability to control the outcome of many matters that require unitholder approval. Mr. Craft is not restricted from disposing of all or a part of his equity interests in our general partner, in ARLP’s managing general partner or in the indirect parent of ARLP’s special general partner.

Our partnership agreement limits our general partner’s fiduciary duties to us and our unitholders and restricts the remedies available to our unitholders for actions taken by our general partner that might otherwise constitute breaches of fiduciary duty.

Our partnership agreement contains provisions that reduce the standards to which our general partner would otherwise be held by state fiduciary duty law. For example, our partnership agreement:

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permits our general partner to make a number of decisions in its individual capacity, as opposed to in its capacity as our general partner. This entitles our general partner to consider only the interests and factors that it desires, and it has no duty or obligation to give any consideration to any interest of, or factors affecting, us, our affiliates or any limited partner. Examples include the exercise of its limited call right, its voting rights with respect to the units it owns, its registration rights and its determination whether or not to consent to any merger or consolidation of our partnership or amendment to our partnership agreement;

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provides that our general partner will not have any liability to us or our unitholders for decisions made in its capacity as a general partner so long as it acted in good faith, meaning it believed the decisions were in the best interests of our partnership;

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generally provides that affiliated transactions and resolutions of conflicts of interest not approved by the audit and conflicts committee of the board of directors of our general partner and not involving a vote of unitholders must be on terms no less favorable to us than those generally being provided to or available from unrelated third parties or be “fair and reasonable” to us and that, in determining whether a transaction or resolution is “fair and reasonable,” our general partner may consider the totality of the relationships among the parties involved, including other transactions that may be particularly advantageous or beneficial to us;

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provides that in resolving conflicts of interest, it will be presumed that in making its decision our general partner acted in good faith, and in any proceeding brought by or on behalf of any limited partner or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption; and

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provides that our general partner and its officers and directors will not be liable for monetary damages to us, our limited partners or assignees for any acts or omissions unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that the general partner or those other persons acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that such person’s conduct was criminal.

In order to become a limited partner of our partnership, our unitholders are required to agree to be bound by the provisions in the partnership agreement, including the provisions discussed above.

Our general partner has a limited call right that may require you to sell your units at an undesirable time or price.

If at any time our general partner and its affiliates own more than 85% of our outstanding units, our general partner will have the right, but not the obligation, which it may assign to any of its affiliates or to us, to acquire all, but not less than all, of the units held by unaffiliated persons at a price not less than their then-current market price. As a result, you may be required to sell your units at an undesirable time or price and may not receive any return on your investment. You may also incur a tax liability upon a sale of your units. Prior to any offering, pursuant to this prospectus, certain of our directors, current and former members of management and their affiliates own approximately 79.97% of our outstanding common units.

Risks Related to ARLP’s Business

Because our cash flow consists exclusively of distributions from ARLP, risks to ARLP’s business are also risks to us. We have set forth below many of the risks to ARLP’s business or results of operations, the occurrence of which could negatively impact ARLP’s financial performance and decrease the amount of cash it is able to distribute to us, thereby decreasing the amount of cash we have available for distribution to our unitholders.

A substantial or extended decline in coal prices could negatively impact ARLP’s results of operations.

The prices ARLP receives for its production depends upon factors beyond its control, including:

•	the supply of and demand for domestic and foreign coal;

•	the price and availability of alternative fuels;

•	weather conditions;

•	the proximity to, and capacity of, transportation facilities;

•	worldwide economic conditions;

•	domestic and foreign governmental regulations and taxes; and

•	the effect of worldwide energy conservation measures.

A substantial or extended decline in coal prices could materially and adversely affect ARLP by decreasing its revenues in the event that it is not otherwise protected pursuant to the specific terms of its coal supply agreements.

A material amount of ARLP’s net income and cash flow is dependent on its continued ability to realize direct or indirect benefits from federal income tax credits such as non-conventional source fuel tax credits. If the benefit to ARLP from any of these tax credits is materially reduced, it could negatively impact ARLP’s results of operations and reduce its cash available for distributions. The non-conventional source fuel tax credit is scheduled to expire on December 31, 2007.

In 2006, ARLP derived a material amount of its net income under long-term synfuel-related agreements with third parties. These agreements are dependent on the ability of the synfuel facility’s owner to use certain qualifying federal income tax credits available to the facility and are subject to early cancellation in certain circumstances, including in the event that these synfuel tax credits become unavailable to the owner. The incremental benefit to ARLP from these synfuel-related agreements was approximately $26.4 million and $8.1 million for the year ended December 31, 2006 and the three months ended March 31, 2007, respectively. If, because of budgetary shortfalls or any other reason, the federal government was to significantly reduce or eliminate synfuel tax credits, it could negatively impact ARLP’s results of operations and reduce its cash available for distributions.

Non-conventional source fuel tax credits are subject to a pro-rata phase-out or reduction if the annual average wellhead price per barrel for all domestic crude oil (the reference price) as determined by the Secretary of the Treasury exceeds certain levels. The reference price is not subject to regulation by the United States Government. The reference price for a calendar year is typically published in April of the following year. For example, for qualified fuel sold during the 2006 calendar year, the reference price was $59.68. The pro-rata reduction of non-conventional source fuel tax credits for 2006 began when the reference price was approximately $55.06 per barrel, with a complete phase-out or reduction of non-conventional synfuel tax credits if the reference price reached approximately $69.00 per barrel. In 2006, operation of the synfuel facilities located at ARLP’s Warrior, Gibson, and Mettiki complexes was temporarily suspended as a result of the increase in the wellhead price of domestic crude oil. During the suspension periods, ARLP sold coal directly to the customers of the synfuel facilities owners under “back up” coal supply agreements. While these suspensions had no material impact on ARLP’s results of operations in 2006 or for the three months ended March 31, 2007, ARLP could experience a material reduction of revenues associated with non-conventional source fuel facilities in the future if non-conventional source fuel tax credits become unavailable to the owners of the non-conventional source fuel facilities it services as a result of the rise in the wellhead price per barrel of crude oil above specified levels. The non-conventional synfuel tax credit is scheduled to expire on December 31, 2007.

A loss of the benefit from state tax credits may adversely affect ARLP’s ability to pay its quarterly distribution

Several states in which ARLP operates or its utility customers reside have established a statutory framework for tax credits against income, franchise, or severance taxes, which have benefited, directly or indirectly, coal operators or customers purchasing coal mine production from within the applicable state. The state statutes authorizing these tax credits are scheduled to expire in accordance with their term provisions. Furthermore, these state statutes or ARLP’s ability to benefit, directly or indirectly, from them may be subject to challenge by third parties. One of the states in which ARLP operates, Maryland, has established a statutory framework for tax credits against income or franchise taxes that have benefited, directly or indirectly, coal operators or customers purchasing coal produced from mines within that state. In 2006, the indirect benefit of the Maryland tax credit to ARLP was approximately $7.3 million. Although this credit is not set to expire by its terms in the near future, recent legislative and interpretive changes, as well as ARLP’s reduced coal production in Maryland, likely will delay and reduce the amount of the benefit, if any, of the tax credit to ARLP in 2007.

Competition within the coal industry may adversely affect ARLP’s ability to sell coal, and excess production capacity in the industry could put downward pressure on coal prices.

ARLP competes with other large coal producers and hundreds of small coal producers in various regions of the United States for domestic sales. The industry has undergone significant consolidation over the last decade. This consolidation has led to several competitors having significantly larger financial and operating resources than ARLP has. In addition, ARLP competes to some extent with western surface coal mining operations that have a much lower per ton cost of production and produce low-sulfur coal. Over the last 20 years, growth in production from western coal mines has substantially exceeded growth in production from the east. Declining prices from an oversupply of coal in the market could reduce ARLP’s revenues and its cash available for distribution.

Any change in consumption patterns by utilities away from the use of coal could affect ARLP’s ability to sell the coal it produces.

Some power plants are fueled by natural gas because of the cheaper construction costs compared to coal-fired plants and because natural gas is a cleaner burning fuel. The domestic electric utility industry accounts for approximately 90% of domestic coal consumption. The amount of coal consumed by the domestic electric utility industry is affected primarily by the overall demand for electricity, the price and availability of competing fuels for power plants such as nuclear, natural gas and fuel oil as well as hydroelectric power, and environmental and other governmental regulations. A decrease in coal consumption by the domestic electric utility industry could adversely affect the price of coal, which could negatively impact ARLP’s results of operations and reduce its cash available for distribution.

From time to time conditions in the coal industry may make it more difficult for ARLP to extend existing or enter into new long-term coal supply agreements. This could affect the stability and profitability of ARLP’s operations.

A substantial decrease in the amount of coal sold by ARLP pursuant to long-term contracts would reduce the certainty of the price and amounts of coal sold and subject its revenue stream to increased volatility. If that were to happen, changes in spot market coal prices would have a greater impact on ARLP’s results, and any decreases in the spot market price for coal could adversely affect its profitability and cash flow. In 2006, ARLP sold approximately 91.7% of its sales tonnage under contracts having a term greater than one year. ARLP refers to these contracts as long-term contracts. Long-term sales contracts have historically provided a relatively secure market for the amount of production committed under the terms of the contracts. From time to time industry conditions may make it more difficult for ARLP to enter into long-term contracts with its electric utility customers, and if supply exceeds demand in the coal industry, electric utilities may become less willing to lock in price or quantity commitments for an extended period of time. Accordingly, ARLP may not be able to continue to obtain long-term sales contracts with reliable customers as existing contracts expire.

Some of ARLP’s long-term coal supply agreements contain provisions allowing for the renegotiation of prices and, in some instances, the termination of the contract or the suspension of purchases by customers.

Some of ARLP’s long-term contracts contain provisions that allow for the purchase price to be renegotiated at periodic intervals. These price reopener provisions may automatically set a new price based on the prevailing market price or, in some instances, require the parties to the contract to agree on a new price. Any adjustment or renegotiation leading to a significantly lower contract price could adversely affect ARLP’s operating profit margins. Accordingly, long-term contracts may provide only limited protection during adverse market conditions. In some circumstances, failure of the parties to agree on a price under a reopener provision can also lead to early termination of a contract.

Several of ARLP’s long-term contracts also contain provisions that allow the customer to suspend or terminate performance under the contract upon the occurrence or continuation of certain specified events. These events are called “force majeure” events. Some of these events that are specific to the coal industry include:

•	ARLP’s inability to deliver the quantities or qualities of coal specified;

•	changes in the Clean Air Act rendering use of ARLP’s coal inconsistent with the customer’s pollution control strategies; and

•	the occurrence of events beyond the reasonable control of the affected party, including labor disputes, mechanical malfunctions and changes in government regulations.

In addition, certain contracts are terminable as a result of events that are beyond ARLP’s control. For example, ARLP has entered into agreements with several coal synfuel facilities to provide coal feedstock and other services. Each of these agreements provides for early cancellation in the event federal synfuel tax credits become unavailable or upon the termination of associated coal synfuel sales contracts between the facility and ARLP’s customers. In the event of early termination of any of ARLP’s long-term contracts, if ARLP is unable to enter into new contracts on similar terms its business, financial condition and results of operations could be adversely affected.

Extensive environmental laws and regulations affect coal consumers, which have corresponding effects on the demand for ARLP’s coal as a fuel source.

Federal, state and local laws and regulations extensively regulate the amount of sulfur dioxide, particulate matter, nitrogen oxides, mercury and other compounds emitted into the air from coal-fired electric power plants, which are the ultimate consumers of ARLP’s coal. These laws and regulations can require significant emission control expenditures for many coal-fired power plants, and various new and proposed laws and regulations may require further emission reductions and associated emission control expenditures. A substantial portion of ARLP’s coal has a high sulfur content, which may result in increased sulfur dioxide emissions when combusted. Accordingly, these laws and regulations may affect demand and prices for ARLP’s low- and high-sulfur coal. There is also continuing pressure on state and federal regulators to impose limits on carbon dioxide emissions from electric power plants, particularly coal-fired power plants. As a result of these current and proposed laws, regulations and regulatory initiatives, electricity generators may elect to switch to other fuels that generate less of these emissions, possibly further reducing demand for ARLP’s coal.

ARLP depends on a few customers for a significant portion of its revenues, and the loss of one or more significant customers could affect ARLP’s ability to maintain the sales volume and price of the coal it produces.

During the three months ended March 31, 2007, ARLP derived approximately 41.6% of its total revenues from three customers, which individually accounted for 10% or more of its first quarter 2007 total revenues. If ARLP were to lose any of these customers without finding replacement customers willing to purchase an equivalent amount of coal on similar terms, or if these customers were to change the amounts of coal purchased or the terms, including pricing terms, on which they buy coal from ARLP, it could have a material adverse effect on ARLP’s business, financial condition and results of operations.

Litigation resulting from disputes with ARLP’s customers may result in substantial costs, liabilities and loss of revenues.

From time to time ARLP has disputes with its customers over the provisions of long-term coal supply contracts relating to, among other things, coal pricing, quality, quantity and the existence of specified conditions beyond ARLP’s control that suspend performance obligations under the particular contract. Disputes may occur in the future and ARLP may not be able to resolve those disputes in a satisfactory manner.

ARLP’s profitability may decline due to unanticipated mine operating conditions and other events that are not within its control and that may not be fully covered under its insurance policies.

ARLP’s mining operations are influenced by changing conditions or events that can affect production levels and costs at particular mines for varying lengths of time and, as a result, can diminish ARLP’s profitability.

These conditions and events include, among others:

•	fires;

•	mining and processing equipment failures and unexpected maintenance problems;

•	prices for fuel, steel, explosives and other supplies;

•	fines and penalties incurred as a result of alleged violations of environmental and safety laws and regulations;

•	variations in thickness of the layer, or seam, of coal;

•	amounts of overburden, partings, rock and other natural materials;

•	weather conditions, such as heavy rains and flooding;

•	accidental mine water discharges and other geological conditions;

•	employee injuries or fatalities;

•	labor-related interruptions;

•	inability to acquire mining rights or permits; and

•	fluctuations in transportation costs and the availability or reliability of transportation.

These conditions have had, and can be expected in the future to have, a significant impact on ARLP’s operating results. For example, during the past three years, three loss incidents have occurred at ARLP mine complexes. Prolonged disruption of production at any of ARLP’s mines would result in a decrease in its revenues and profitability, which could be material. Decreases in ARLP’s profitability as a result of the factors described above could materially adversely impact its quarterly or annual results.

ARLP carries commercial (including business interruption and extra expense) property insurance policies; however, these risks may not be fully covered by these insurance policies. Available capacity for underwriting property insurance continues to be limited as a result of insurance carrier losses in the mining industry and ARLP’s recent insurance claims history. As a result, in conjunction with the September 2006 renewal of ARLP’s property and casualty insurance policies, ARLP elected to retain a participating interest along with its insurance carriers at an average rate of approximately 14.7% in the overall $75.0 million commercial property program. The 14.7% participation rate for this year’s renewal exceeds the approximate 10% participation level from last year. ARLP can make no assurances that it will not experience significant insurance claims in the future, which as a result of its level of participation in the commercial property program, could have a material adverse effect on its business, financial conditions, results of operations and ability to purchase property insurance in the future.

A shortage of skilled labor may make it difficult for ARLP to maintain labor productivity and competitive costs and could adversely affect its profitability.

Efficient coal mining using modern techniques and equipment requires skilled laborers, preferably with at least one year of experience and proficiency in multiple mining tasks. In recent years, a shortage of trained coal miners has caused ARLP to operate certain mining units without full staff, which decreases its productivity and increases its costs. This shortage of trained coal miners is the result of a significant percentage of experienced coal miners reaching the age for retirement, combined with the difficulty of attracting new workers to the coal industry. Thus, this shortage of skilled labor could continue over an extended period. If the shortage of experienced labor continues or worsens, it could have an adverse impact on ARLP’s labor productivity and costs and its ability to expand production in the event there is an increase in the demand for its coal, which could adversely affect its profitability.

Although none of ARLP’s employees are members of unions, its work force may not remain union-free in the future.

None of ARLP’s employees are represented under collective bargaining agreements. However, all of ARLP’s work force may not remain union-free in the future. If some or all of ARLP’s currently union-free operations were to become unionized, it could adversely affect its productivity and increase the risk of work stoppages at its mining complexes. In addition, even if ARLP remains union-free, its operations may still be adversely affected by work stoppages at unionized companies, particularly if union workers were to orchestrate boycotts against ARLP’s operations.

ARLP may be unable to obtain and renew permits necessary for its operations, which could reduce its production, cash flow and profitability.

Mining companies must obtain numerous governmental permits or approvals that impose strict conditions and obligations relating to various environmental and safety matters in connection with coal mining. The permitting rules are complex and can change over time. The public has the right to comment on permit applications and otherwise participate in the permitting process, including through court intervention. Accordingly, permits required by ARLP to conduct its operations may not be issued, maintained or renewed, or may not be issued or renewed in a timely fashion, or may involve requirements that restrict its ability to economically conduct its mining operations. Limitations on ARLP’s ability to conduct its mining operations due to the inability to obtain or renew necessary permits or similar approvals could reduce its production, cash flow and profitability.

Lawsuits filed in the federal Southern District of Western Virginia and in the federal Eastern District of Kentucky have sought to enjoin the issuance of permits pursuant to Nationwide Permit 21, which is a general permit issued by the Corps of Engineers to streamline the process for obtaining permits under Section 404 of the CWA. In the event current or future litigation contesting the use of Nationwide Permit 21 is successful, ARLP may be required to apply for individual discharge permits pursuant to Section 404 of the CWA in areas that would have otherwise utilized Nationwide Permit 21. Such a change could result in delays in obtaining required mining permits to conduct operations, which could in turn result in reduced production, cash flow and profitability.

Fluctuations in transportation costs and the availability or reliability of transportation could reduce revenues by causing ARLP to reduce its production or by impairing its ability to supply coal to its customers.

Transportation costs represent a significant portion of the total cost of coal for ARLP’s customers and, as a result, the cost of transportation is a critical factor in a customer’s purchasing decision. Increases in transportation costs could make coal a less competitive source of energy or could make ARLP’s coal production less competitive than coal produced from other sources. Conversely, significant decreases in transportation costs could result in increased competition from coal producers in other parts of the country. For instance, difficulty in coordinating the many eastern coal loading facilities, the large number of small shipments, the steeper average grades of the terrain and a more unionized workforce are all issues that combine to make coal shipments originating in the eastern United States inherently more expensive on a per-mile basis than coal shipments originating in the western United States. Historically, high coal transportation rates from the western coal producing areas into certain eastern markets limited the use of western coal in those markets. Lower or higher rail rates from the western coal producing areas to markets served by eastern U.S. coal producers have created major competitive challenges, as well as opportunities for eastern coal producers. In the event of lower transportation costs, the increased competition could have a material adverse effect on ARLP’s business, financial condition and results of operations.

Some of ARLP’s mines depend on a single transportation carrier or a single mode of transportation. Disruption of any of these transportation services due to weather-related problems, flooding, drought, accidents, mechanical difficulties, strikes, lockouts, bottlenecks, and other events could temporarily impair ARLP’s ability to supply coal to its customers. ARLP’s transportation providers may face difficulties in the future that may impair its ability to supply coal to its customers, resulting in decreased revenues.

If there are disruptions of the transportation services provided by ARLP’s primary rail or barge carriers that transport its coal and ARLP is unable to find alternative transportation providers to ship its coal, ARLP’s business could be adversely affected.

In recent years, the states of Kentucky and West Virginia have increased enforcement of weight limits on coal trucks on their public roads. It is possible that all states in which ARLP’s coal is transported by truck may modify their laws to limit truck weight limits. Such legislation and enforcement efforts could result in shipment delays and increased costs. An increase in transportation costs could have an adverse effect on ARLP’s ability to increase or to maintain production and could adversely affect revenues.

Mine expansions and acquisitions involve a number of risks, any of which could cause us not to realize the anticipated benefits.

Since ARLP’s formation and the acquisition of its predecessor in August 1999, ARLP has expanded its operations by adding and developing mines and coal reserves in existing, adjacent and neighboring properties. ARLP continually seeks to expand its operations and coal reserves. If ARLP is unable to successfully integrate the companies, businesses or properties it acquires through such expansion, ARLP’s profitability may decline and it could experience a material adverse effect on its business, financial condition, or results of operations.

Expansion and acquisition transactions involve various inherent risks, including:

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uncertainties in assessing the value, strengths, and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental or mine safety liabilities) of, expansion and acquisition opportunities;

•	the ability to achieve identified operating and financial synergies anticipated to result from an expansion or an acquisition;

•	problems that could arise from the integration of the new operations; and

•	unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying ARLP’s rationale for pursuing the expansion or acquisition opportunity.

Any one or more of these factors could cause ARLP not to realize the benefits anticipated to result from an expansion or acquisition. Any expansion or acquisition opportunities ARLP pursues could materially affect its liquidity and capital resources and may require ARLP to incur indebtedness, seek equity capital or both. In addition, future expansions or acquisitions could result in ARLP assuming more long-term liabilities relative to the value of the acquired assets than ARLP has assumed in its previous expansions and/or acquisitions.

ARLP may not be able to successfully grow through future acquisitions.

Historically, a portion of ARLP’s growth and operating results have been from acquisitions. ARLP’s future growth could be limited if it is unable to continue to make acquisitions, or if ARLP is unable to successfully integrate the companies, businesses or properties it acquires. ARLP may not be successful in consummating any acquisitions and the consequences of undertaking these acquisitions are unknown. Moreover, any acquisition could be dilutive to earnings and distributions to unitholders and any additional debt incurred to finance an acquisition could affect ARLP’s ability to make distributions to unitholders. ARLP’s ability to make acquisitions in the future could be limited by restrictions under its existing or future debt agreements, competition from other coal companies for attractive properties or the lack of suitable acquisition candidates.

The unavailability of an adequate supply of coal reserves that can be mined at competitive costs could cause ARLP’s profitability to decline.

ARLP’s profitability depends substantially on its ability to mine coal reserves that have the geological characteristics that enable them to be mined at competitive costs and to meet the quality needed by its customers. Because ARLP’s reserves decline as it mines coal, its future success and growth depend, in part, upon its ability to acquire additional coal reserves that are economically recoverable. Replacement reserves may not be available when required or, if available, may not be capable of being mined at costs comparable to those of the depleting mines. ARLP may not be able to accurately assess the geological characteristics of any reserves that it acquires, which may adversely affect its profitability and financial condition. Exhaustion of reserves at particular mines also may have an adverse effect on ARLP’s operating results that is disproportionate to the percentage of overall production represented by such mines. ARLP’s ability to obtain other reserves in the future could be limited by restrictions under its existing or future debt agreements, competition from other coal companies for attractive properties, the lack of suitable acquisition candidates or the inability to acquire coal properties on commercially reasonable terms.

ARLP’s business depends, in part, upon its ability to find, develop or acquire additional coal reserves that it can recover economically. ARLP’s existing reserves will decline as they are depleted. ARLP’s planned development projects and acquisition activities may not increase its reserves significantly and ARLP may not have continued success expanding existing and developing additional mines. ARLP believes that there are substantial reserves on certain adjacent or neighboring properties that are unleased and otherwise available. However, ARLP may not be able to negotiate leases with the landowners on acceptable terms. An inability to expand ARLP’s operations into adjacent or neighboring reserves under this strategy could have a material adverse effect on its business, financial condition or results of operations.

The estimates of ARLP’s coal reserves may prove inaccurate, and you should not place undue reliance on these estimates.

The estimates of ARLP’s coal reserves may vary substantially from actual amounts of coal it is able to economically recover. The reserve data set forth in “Item 2. Properties” of our Annual Report on Form 10-K for the year ended December 31, 2006 represent ARLP engineering estimates. All of the reserve information incorporated by reference into this prospectus constitutes proven and probable reserves. There are numerous uncertainties inherent in estimating quantities of reserves, including many factors beyond ARLP’s control. Estimates of coal reserves necessarily depend upon a number of variables and assumptions, any one of which may vary considerably from actual results. These factors and assumptions relate to:

•	geological and mining conditions, which may not be fully identified by available exploration data and/or differ from ARLP’s experiences in areas where its currently mines;

•	the percentage of coal in the ground ultimately recoverable;

•	historical production from the area compared with production from other producing areas;

•	the assumed effects of regulation by governmental agencies; and

•	assumptions concerning future coal prices, operating costs, capital expenditures, severance and excise taxes and development and reclamation costs.

For these reasons, estimates of the recoverable quantities of coal attributable to any particular group of properties, classifications of reserves based on risk of recovery and estimates of future net cash flows expected from these properties as prepared by different engineers, or by the same engineers at different times, may vary substantially. Actual production, revenue and expenditures with respect to ARLP’s reserves will likely vary from estimates, and these variations may be material. As a result, you should not place undue reliance on the coal reserve data included herein.

Mining in certain areas in which ARLP operates is more difficult and involves more regulatory constraints than mining in other areas of the United States, which could affect the mining operations and cost structures of these areas.

The geological characteristics of some of ARLP’s coal reserves, such as depth of overburden and coal seam thickness, make them difficult and costly to mine. As mines become depleted, replacement reserves may not be available when required or, if available, may not be capable of being mined at costs comparable to those characteristic of the depleting mines. In addition, permitting, licensing and other environmental and regulatory requirements associated with certain of ARLP’s mining operations are more costly and time-consuming to satisfy. These factors could materially adversely affect the mining operations and cost structures of, and ARLP’s customers’ ability to use coal produced by, its mines.

Unexpected increases in raw material costs could significantly impair ARLP’s operating profitability.

ARLP’s coal mining operations continue to be affected by commodity prices. ARLP uses significant amounts of steel, petroleum products and other raw materials in various pieces of mining equipment, supplies and materials, including the roof bolts required by the room and pillar method of mining. Steel prices have risen significantly in recent years, and historically, the prices of scrap steel, natural gas and coking coal consumed in the production of iron and steel have fluctuated. In 2006, ARLP continued to experience increases in the cost of materials and supplies, particularly consumables such as steel, copper and power. There may be acts of nature or terrorist attacks or threats that could also increase the costs of raw materials. If the price of steel, petroleum products or other raw materials increase, ARLP’s operational expenses will increase and could have a significant negative impact on its profitability.

Cash distributions are not guaranteed and may fluctuate with ARLP’s performance. In addition, ARLP’s managing general partner’s discretion in establishing financial reserves may negatively impact ARLP’s receipt of cash distributions.

Because distributions on ARLP’s common units are dependent on the amount of cash generated through its coal sales, distributions may fluctuate based on the amount of coal ARLP is able to produce and the price at which ARLP is able to sell it. Therefore, the current quarterly distribution or any distribution may not be paid each quarter. The actual amount of cash that is available to be distributed each quarter will depend upon numerous factors, some of which are beyond ARLP’s control and the control of MGP. Cash distributions are dependent primarily on cash flow, including cash flow from financial reserves and working capital borrowings, and not solely on profitability, which is affected by non-cash items. As a result, cash distributions might be made during periods when ARLP records losses and might not be made during periods when it records profits.

ARLP’s partnership agreement gives MGP broad discretion in establishing financial reserves for the proper conduct of its business. These reserves also will affect the amount of cash available for distribution. In addition, ARLP agreement requires MGP to deduct from operating surplus each year estimated maintenance capital expenditures as opposed to actual expenditures in order to reduce wide disparities in operating surplus caused by fluctuating maintenance capital expenditure levels. If estimated maintenance capital expenditures in a year are higher than actual maintenance capital expenditures, then the amount of cash available for distribution to unitholders will be lower than if actual maintenance capital expenditures were deducted from operating surplus.

ARLP’s indebtedness may limit its ability to borrow additional funds, make distributions to unitholders or capitalize on business opportunities.

ARLP has long-term indebtedness, consisting of its outstanding 8.31% senior unsecured notes. At March 31, 2007, ARLP’s total indebtedness outstanding was $144.0 million. ARLP’s leverage may:

•	adversely affect its ability to finance future operations and capital needs;

•	limit its ability to pursue acquisitions and other business opportunities;

•	make its results of operations more susceptible to adverse economic or operating conditions; and

•	make it more difficult to self-insure for its workers’ compensation obligations.

In addition, ARLP has unused borrowing capacity under its revolving credit facility. Future borrowings, under ARLP’s credit facilities or otherwise, could result in a significant increase in its leverage.

ARLP’s payments of principal and interest on any indebtedness will reduce the cash available for distribution on its units. ARLP will be prohibited from making cash distributions:

•	during an event of default under any of its indebtedness; or

•	if either before or after such distribution, it fails to meet a coverage test based on the ratio of its consolidated debt to its consolidated cash flow.

Various limitations in ARLP’s debt agreements may reduce its ability to incur additional indebtedness, to engage in some transactions and to capitalize on business opportunities. Any subsequent refinancing of ARLP’s current indebtedness or any new indebtedness could have similar or greater restrictions.

Federal and state laws require bonds to secure ARLP’s obligations related to statutory reclamation requirements and workers’ compensation and black lung benefits. ARLP’s inability to acquire or failure to maintain surety bonds that are required by state and federal law would have a material adverse effect on ARLP.

Federal and state laws require ARLP to place and maintain bonds to secure its obligations to repair and return property to its approximate original state after it has been mined (often referred to as “reclaim” or “reclamation”), to pay federal and state workers’ compensation and pneumoconiosis, or black lung, benefits and to satisfy other miscellaneous obligations. These bonds provide assurance that ARLP will perform its statutorily required obligations and are referred to as “surety” bonds. These bonds are typically renewable on a yearly basis. The failure to maintain or the inability to acquire sufficient surety bonds, as required by state and federal laws, could subject ARLP to fines and penalties and result in the loss of its mining permits. Such failure could result from a variety of factors, including:

•	lack of availability, higher expense or unreasonable terms of new surety bonds;

•

the ability of current and future surety bond issuers to increase required collateral, or limitations on availability of collateral for surety bond issuers due to the terms of ARLP’s credit agreements; and

•	the exercise by third-party surety bond holders of their rights to refuse to renew the surety.

ARLP has outstanding surety bonds with third parties for reclamation expenses, federal and state workers’ compensation obligations and other miscellaneous obligations. ARLP may have difficulty maintaining its surety bonds for mine reclamation as well as workers’ compensation and black lung benefits. ARLP’s inability to acquire or failure to maintain these bonds would have a material adverse effect on ARLP.

ARLP’s mining operations are subject to extensive and costly laws and regulations, and such current and future laws and regulations could increase current operating costs or limit ARLP’s ability to produce coal.

ARLP is subject to numerous and comprehensive federal, state and local laws and regulations affecting the coal mining industry, including laws and regulations pertaining to employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge or release of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. Certain of these laws and regulations may impose joint and several strict liability without regard to fault, or the legality of the original conduct. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial liabilities, and the issuance of injunctions limiting or prohibiting the performance of operations. Complying with these laws and regulations may be costly and time consuming and may delay commencement or continuation of exploration or production operations. The possibility exists that new laws or regulations may be adopted or that more stringent judicial interpretations or enforcement of existing laws and regulations may occur, in the future that could materially affect ARLP’s mining operations, cash flow, and profitability, either through direct impacts such as new requirements impacting its existing mining operations, or indirect impacts such as new laws and regulations that discourage or limit its customers’ use of coal.

As a result of recent mining accidents that caused fatalities in West Virginia and Kentucky, Congress and several state legislatures (including those in West Virginia, Illinois and Kentucky) have passed new laws addressing mine safety practices and imposing stringent new mine safety and accident reporting requirements and increased civil and criminal penalties for violations of mine safety laws. Implementing and complying with these new laws and regulations has increased and will continue to increase ARLP’s operational expense and to have an adverse effect on its results of operation and financial position.

Some of ARLP’s operating subsidiaries lease a portion of the surface properties upon which their mining facilities are located.

ARLP’s operating subsidiaries do not, in all instances, own all of the surface properties upon which their mining facilities have been constructed. Certain of the operating companies have constructed and now operate all or some portion of their facilities on properties owned by unrelated third parties with whom the applicable company has entered into a long-term lease. ARLP has no reason to believe that there exists any risk of loss of these leasehold rights given the terms and provisions of the subject leases and the nature and identity of the third-party lessors; however, in the unlikely event of any loss of these leasehold rights, operations could be disrupted or otherwise adversely impacted as a result of increased costs associated with retaining the necessary land use.

Tax Risks to Our Common Unitholders

In addition to reading the following risk factors, you should read “Material Tax Consequences” for a more complete discussion of the expected material federal income tax consequences of owning and disposing of common units.

If we or ARLP were to become subject to entity-level taxation for federal or state tax purposes, then our cash available for distribution to you would be substantially reduced.

The anticipated after-tax economic benefit of an investment in our units depends largely on our being treated as a partnership for federal income tax purposes. We have not requested, and do not plan to request, a ruling from the Internal Revenue Service, or the IRS, on this matter. The value of our investment in ARLP depends largely on ARLP being treated as a partnership for federal income tax purposes.

If we were treated as a corporation for federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rate, which is currently a maximum of 35%, and would likely pay state income tax at varying rates. Distributions to you would generally be taxed again as corporate distributions, and no income, gains, losses, deductions or credits would flow through to you. Because a tax would be imposed upon us as a corporation, our cash available for distribution to you would be substantially reduced. Thus, treatment of us as a corporation would result in a material reduction in our anticipated cash flow and after-tax return to you, likely causing a substantial reduction in the value of our units.

If ARLP were treated as a corporation for federal income tax purposes, it would pay federal income tax on its taxable income at the corporate tax rate. Distributions to us would generally be taxed again as corporate distributions, and no income, gains, losses, deduction or credits would flow through to us. As a result, there would be a material reduction in our anticipated cash flow, likely causing a substantial reduction in the value of our units.

Current law may change, causing us or ARLP to be treated as a corporation for federal income tax purposes or otherwise subjecting us or ARLP to entity level taxation. For example, because of widespread state budget deficits and other reasons, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise or other forms of taxation. If any state were to impose a tax upon us or ARLP as an entity, the cash available for distribution to you would be reduced.

If the IRS were to contest the federal income tax positions we or ARLP take, it may adversely impact the market for our common units or ARLP common units, and the costs of any such contest would reduce cash available for distribution to ARLP and our unitholders.

The IRS may adopt positions that differ from the positions that we or ARLP take, even positions taken with the advice of counsel. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions we or ARLP take. A court may not agree with some or all of the positions we or ARLP take. Any contest with the IRS may materially and adversely impact the market for our common units or ARLP’s common units and the prices at which they trade. In addition, the costs of any contest with the IRS will be borne by ARLP and therefore indirectly by us, as a unitholder and as the owner of the general partner of ARLP. Moreover, the costs of any contest between us and the IRS will result in a reduction in cash available for distribution to our unitholders and thus will be borne indirectly by our unitholders.

ARLP has adopted certain valuation methodologies that may result in a shift of income, gain, loss and deduction between us and the public unitholders of ARLP. The IRS may challenge this treatment, which could adversely affect the value of ARLP’s common units and our common units.

When we or ARLP issue additional units or engage in certain other transactions, ARLP determines the fair market value of its assets and allocates any unrealized gain or loss attributable to such assets to the capital accounts of ARLP’s public unitholders and us. ARLP’s methodology may be viewed as understating the value of ARLP’s assets. In that case, there may be a shift of income, gain, loss and deduction between certain ARLP public unitholders and us, which may be unfavorable to such ARLP unitholders. Moreover, under our current valuation methods, subsequent purchasers of our common units may have a greater portion of their Internal Revenue Code Section 743(b) adjustment allocated to ARLP’s intangible assets and a lesser portion allocated to ARLP’s tangible assets. The IRS may challenge ARLP’s valuation methods, or our or ARLP’s allocation of the Section 743(b) adjustment attributable to ARLP’s tangible and intangible assets, and allocations of income, gain, loss and deduction between us and certain of ARLP’s public unitholders.

A successful IRS challenge to these methods or allocations could adversely affect the amount of taxable income or loss being allocated to our unitholders or the ARLP unitholders. It also could affect the amount of gain on the sale of common units by our unitholders or ARLP’s unitholders and could have a negative impact on the value our common units or those of ARLP or result in audit adjustments to the tax returns of our or ARLP’s unitholders without the benefit of additional deductions.

Even if you do not receive any cash distributions from us, you will be required to pay taxes on your share of our taxable income.

Because our unitholders will be treated as partners to whom we will allocate taxable income which could be different in amount than the cash we distribute, you will be required to pay federal income taxes and, in some cases, state and local income taxes on your share of our taxable income, whether or not you receive cash distributions from us. You may not receive cash distributions from us equal to your share of our taxable income or even equal to the actual tax liability that results from your share of our taxable income.

Tax gain or loss on the disposition of our units could be different than expected.

If you sell your units, you will recognize gain or loss equal to the difference between the amount realized and your tax basis in those units. Because distributions in excess of your allocable share of our net taxable income decrease your tax basis in your units, the amount, if any, of such prior excess distributions with respect to the units you sell will, in effect, become taxable income to you if you sell such units at a price greater than your tax basis therein, even if the price you receive is less than your original cost. Furthermore, a substantial portion of the amount realized, whether or not representing gain, may be taxed as ordinary income to you due to potential recapture items, including depreciation and depletion recapture. In addition, because the amount realized includes a unitholder’s share of our non-recourse liabilities, if you sell your units, you may incur a tax liability in excess of the amount of cash you receive from the sale. Please read “Material Tax Consequences—Disposition of Common Units—Recognition of Gain or Loss” for a further discussion of the foregoing.

Tax-exempt entities and foreign persons face unique tax issues from owning units that may result in adverse tax consequences to them.

Investment in units by tax-exempt entities, such as individual retirement accounts (known as IRAs) and non-U.S. persons, raises issues unique to them. For example, virtually all of our income allocated to organizations exempt from federal income tax, including IRAs and other retirement plans, will be unrelated business taxable income and will be taxable to them. Distributions to non-U.S. persons will be reduced by withholding taxes at the highest applicable effective tax rate, and non-U.S. persons will be required to file United States federal income tax returns and pay tax on their share of our taxable income. If you are a tax exempt entity or a foreign person, you should consult your tax advisor before investing in our common units.

We treat each purchaser of our units as having the same tax benefits without regard to the actual units purchased. The IRS may challenge this treatment, which could adversely affect the value of our units.

Because we cannot match transferors and transferees of units, we adopt depreciation and amortization positions that may not conform to all aspects of existing Treasury regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to you. It also could affect the timing of these tax benefits or the amount of gain from your sale of units and could have a negative impact on the value of our units or result in audit adjustments to your tax returns. Please read “Material Tax Consequences—Tax Consequences of Unit Ownership—Section 754 Election” for a further discussion of the effect of the depreciation and amortization positions we adopted.

The sale or exchange of 50% or more of our capital and profits interests or ARLP capital and profits interests within a twelve-month period will result in a termination for federal income tax purposes.

We will be considered to have terminated our partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. Likewise, ARLP will be considered to have terminated its partnership for federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in ARLP’s capital and profits within a twelve-month period. A termination would, among other things, result in the closing of our or ARLP’s taxable year for all unitholders and could result in a deferral of certain deductions allowable in computing our taxable income for the year in which the termination occurs. Thus, if this occurs you will be allocated an increased amount of federal taxable income for the year in which we are considered to be terminated as a percentage of the cash distributed to you with respect to that period. Although the amount of increase cannot be estimated because it depends upon numerous factors including the timing of the termination, the amount could be material. Our termination, or the termination of ARLP, currently would not affect our classification, or the classification of ARLP, as a partnership for federal income tax purposes, but instead, we or ARLP would be treated as a new partnership for tax purposes. If treated as a new partnership, we must make new tax elections and could be subject to penalties if we are unable to determine that a termination occurred.

You will likely be subject to state and local taxes and income tax return filing requirements in jurisdictions where you do not live as a result of investing in our units.

In addition to federal income taxes, you will likely be subject to other taxes, such as state and local income taxes, unincorporated business taxes and estate, inheritance or intangible taxes that are imposed by the various jurisdictions in which ARLP conducts business or owns property, even if you do not live in any of those jurisdictions. You will likely be required to file state and local income tax returns and pay state and local income taxes in some or all of these various jurisdictions. Further, you may be subject to penalties for failure to comply with those requirements. We or ARLP may own property or conduct business in other states in the future. It is your responsibility to file all federal, state and local tax returns. Our counsel has not rendered an opinion on the state and local tax consequences of an investment in our units.

USE OF PROCEEDS

The common units to be offered and sold using this prospectus will be offered and sold by the selling unitholders named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of such common units.

DESCRIPTION OF THE COMMON UNITS

Generally, our common units represent limited partner interests that entitle the holders to participate in our cash distributions and to exercise the rights and privileges available to limited partners under our partnership agreement. Our common units are listed on the NASDAQ Global Select Market under the ticker symbol “AHGP.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company serves as registrar and transfer agent for our common units. We pay all fees charged by the transfer agent for transfers of units, except the following that must be paid by unitholders:

•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

•	special charges for services requested by a holder of a common unit; and

•	other similar fees or charges.

There is no charge to unitholders for disbursements of our cash distributions. We indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

By transfer of our common units in accordance with our partnership agreement, each transferee of our common units will be admitted as a unitholder with respect to the common units transferred when such transfer and admission is reflected in our books and records. Additionally, each transferee of our common units:

•	represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

•	automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

•

gives the consents and approvals contained in our partnership agreement, such as the approval of all transactions and agreements that we entered into in connection with our formation and initial public offering.

We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Common units are securities and are transferable according to the laws governing transfers of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a substituted limited partner in our partnership for the transferred common units.

Until a common unit has been transferred on our books, we and the transfer agent, notwithstanding any notice to the contrary, may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

All of the common units registered by this registration statement, other than the units held by Alliance Management Holdings III, LLC, are subject to a Transfer Restrictions Agreement (TRA), dated as of June 13, 2006. In general, the TRA provides that, subject to a number of exceptions (including certain transfers by Joseph W. Craft III in which all other holders are entitled or required to participate), each holder of common units subject to the TRA may not sell or otherwise transfer those units unless approved by a majority of the disinterested members of the board of directors of AGP pursuant to certain procedures set forth in the TRA. For further discussion of the TRA, please see our Form 8-K filed on June 16, 2006.

CASH DISTRIBUTION POLICY

Set forth below is a summary of the significant provisions of our partnership agreement that relate to cash distributions.

General

Our partnership agreement requires that, within 50 days after the end of each quarter, we distribute all of our available cash to the holders of record of our common units on the applicable record date. Available cash is generally defined as all cash and cash equivalents on hand at the end of each quarter less reserves established by the AGP in its reasonable discretion for future cash requirements. These reserves are retained to provide for the conduct of our business, the payment of debt principal and interest and to provide funds for future distributions.

Adjustments to Capital Accounts

We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the general partner’s capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

Distributions of Cash upon Liquidation

If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called a liquidation. We will first apply the proceeds of liquidation to the payment of our creditors in the order of priority provided in the partnership agreement and by law and, thereafter, we will distribute any remaining proceeds to the unitholders and our general partner in accordance with their respective capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

MATERIAL PROVISIONS OF OUR PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement.

We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

•	with regard to distributions of available cash, please read “Cash Distribution Policy”;

•	with regard to rights of holders of units, please read “Description of The Common Units”; and

•	with regard to allocations of taxable income, taxable loss and other matters, please read “Material Tax Consequences.”

Organization and Duration

We were formed on November 10, 2005 and have a perpetual existence.

Purpose

Under our partnership agreement, we are permitted to engage, directly or indirectly, in any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity; provided, however, that our general partner may not cause us to engage, directly or indirectly, in any business activity that our general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Although our general partner has the ability to cause us, our affiliates or our subsidiaries to engage in activities other than the ownership of partnership interests in ARLP, our general partner has no current plans to do so and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or our limited partners. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Power of Attorney

Each limited partner, and each person who acquires a unit from a unitholder, by accepting the unit, automatically grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the authority to amend, and to make consents and waivers under, our partnership agreement. For more information on the approvals required to authorize amendments to our partnership agreement, please read “—Amendments to Our Partnership Agreement.”

Capital Contributions

Unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

•	to remove or replace the general partner;

•	to approve some amendments to the partnership agreement; or

•	to take other action under the partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then our limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us and reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

Limitations on the liability of limited partners for the obligations of the partnership have not been clearly established in many jurisdictions. While we currently have no operations distinct from ARLP, if in the future, by our ownership in an operating company or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace the general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. We will operate in a manner that the general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Voting Rights

The following is a summary of the unitholder vote required for the matters specified below. The holders of a majority of the outstanding units, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage. In voting their units, affiliates of our general partner will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

Issuance of additional units	No approval right.

Amendment of our partnership agreement

Certain amendments may be made by our general partner without the approval of our unitholders. Other amendments generally require the approval of a majority of our outstanding units. Please read “—Amendments to Our Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	A majority of our outstanding units in certain circumstances. Please read “—Merger, Sale or Other Disposition of Assets.”

Dissolution of our partnership	A majority of our outstanding units. Please read “—Termination or Dissolution.”

Continuation of our business upon dissolution	A majority of our outstanding units. Please read “—Termination or Dissolution.”

Withdrawal of our general partner

Under most circumstances, the approval of a majority of the units, excluding units held by our general partner and its affiliates, is required for the withdrawal of the general partner prior to March 31, 2016 in a manner that would cause a dissolution of our partnership. Please read “—Withdrawal or Removal of Our General Partner.”

Removal of our general partner	Not less than 66 2/3 of the outstanding units, including units held by our general partner and its affiliates. Please read “—Withdrawal or Removal of Our General Partner.”

Transfer of the general partner interest

Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to (i) an affiliate (other than an individual) or (ii) another entity in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such entity. The approval of a majority of the units, excluding units held by the general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to March 31, 2016. Please read “—Transfer of General Partner Interest.”

Transfer of ownership interests in our general partner	No approval required at any time. Please read “—Transfer of Ownership Interests in Our General Partner.”

Issuance of Additional Securities

Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities on terms and conditions as our general partner will determine without the approval of our unitholders.

It is possible that we will fund acquisitions through the issuance of additional units or other equity securities. Holders of any additional units we issue will be entitled to share equally with the then-existing holders of units in our cash distributions. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of units in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting rights to which units are not entitled.

Amendments to Our Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by or with the consent of our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. To adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a majority of our outstanding units.

Prohibited Amendments

No amendment may be made that would:

(1) enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

(2) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which may be given or withheld at its option.

The provision of our partnership agreement preventing the amendments having the effects described in clauses (1) or (2) above can be amended upon the approval of the holders of at least 90% of the outstanding units.

No Unitholder Approval

Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

(1) a change in the name of the partnership, the location of the partnership’s principal place of business, the partnership’s registered agent or its registered office;

(2) the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

(3) a change that of our general partner determines to be necessary or appropriate for the partnership to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that the partnership will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

(4) a change in our fiscal year or taxable year and related changes, including a change in the dates on which distributions are to be made;

(5) an amendment that is necessary, in the opinion of our counsel, to prevent the partnership or our general partner or its directors, officers, agents or trustees, from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed;

(6) an amendment that our general partner determines to be necessary or appropriate for the authorization of additional partnership securities or rights to acquire partnership securities;

(7) any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

(8) an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

(9) any amendment that our general partner determines to be necessary or appropriate for the formation by the partnership of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by our partnership agreement;

(10) certain mergers or conveyances set forth in our partnership agreement;

(11) an amendment effected, necessitated or contemplated by an amendment to ARLP’s partnership agreement that requires ARLP unitholders to provide a statement, certificate or other proof of evidence to ARLP regarding whether such unitholder is subject to United States federal income tax on the income generated by ARLP; and

(12) any other amendments substantially similar to any of the matters described in (1) through (11) above.

In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner or assignee if our general partner determines, at its option, that those amendments:

(1) do not adversely affect our limited partners (or any particular class of limited partners) in any material respect;

(2) are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

(3) are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

(4) are necessary or advisable for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

(5) are required to effect the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Finally, our partnership agreement specifically permits our general partner to authorize the general partner of ARLP to limit or modify the incentive distribution rights held by us if our general partner determines that such limitation or modification does not adversely affect our limited partners (or any particular class of limited partners) in any material respect.

Opinion of Counsel and Unitholder Approval

Our general partner will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in none of us, ARLP or ARLP’s intermediate or operating partnerships being treated as an entity for federal income tax purposes in connection with any of the amendments described under “—No Unitholder Approval.” No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners. Any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners constituting not less than the voting requirement sought to be reduced.

Merger, Sale or Other Disposition of Assets

Our partnership agreement generally prohibits our general partner, without the prior approval of a majority of our outstanding units, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination, or approving on our behalf the sale, exchange or other disposition of all or substantially all of the assets of ARLP and its subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval.

A merger, consolidation or conversion of us requires the prior consent of the general partner. In addition, our partnership agreement provides that, to the maximum extent permitted by law, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion of us and may decline to do so free of any fiduciary duty or obligation whatsoever to us, or any of our unitholders. Further, in declining to consent to a merger, consolidation or conversion, our general partner will not be required to act in good faith or pursuant to any other standard imposed by our partnership agreement, any other agreement, under the Delaware Limited Partnership Act or any other law, rule or regulation or at equity.

If conditions specified in our partnership agreement are satisfied, our general partner may merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a merger or consolidation, a sale of substantially all of our assets or any other transaction or event.

Termination or Dissolution

We will continue as a limited partnership until terminated under our partnership agreement. We will dissolve upon:

(1) the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

(2) the election of our general partner to dissolve us, if approved by the holders of a majority of our outstanding units;

(3) the entry of a decree of judicial dissolution of our partnership; or

(4) there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

Upon a dissolution under clause (1) above, the holders of a majority of our outstanding units may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of a majority of our outstanding units, subject to receipt by us of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability of any limited partner; and

•

neither our partnership nor ARLP would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all the powers of our general partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate our assets. The proceeds of the liquidation will be applied as follows:

•	first, towards the payment of all of our creditors and the settlement of or creation of a reserve for contingent liabilities; and

•	then, to all partners in accordance with the positive balance in the respective capital accounts.

If the liquidator determines that a sale would be impractical or would cause a loss to our partners, it may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets in kind to our partners.

Withdrawal or Removal of Our General Partner

Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to March 31, 2016 without obtaining the approval of a majority of our outstanding units, excluding those held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after March 31, 2016, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement. In addition, our general partner may withdraw without unitholder approval upon 90 days’ notice to our limited partners if at least 50% of our outstanding common units are held or controlled by one person and its affiliates other than our general partner and its affiliates.

Upon the voluntary withdrawal of our general partner, the holders of a majority of our outstanding units, excluding the units held by the withdrawing general partner and its affiliates, may elect a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 90 days after that withdrawal, the holders of a majority of our outstanding units, excluding the units held by the withdrawing general partner and its affiliates, agree to continue our business by appointing a successor general partner.

Our general partner may not be removed unless that removal is approved by not less than 66 2/3% of our outstanding units, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by a majority of our outstanding units, including those held by our general partner and its affiliates. The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give it the practical ability to prevent its removal.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

Except for transfer by our general partner of all, but not less than all, of its general partner interest in us to:

•	an affiliate of the general partner (other than an individual); or

•

another entity as part of the merger or consolidation of the general partner with or into another entity or the transfer by the general partner of all or substantially all of its assets to another entity, our general partner may not transfer all or any part of its general partner interest in us to another entity prior to March 31, 2016 without the approval of a majority of the common units outstanding, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must assume the rights and duties of our general partner, agree to be bound by the provisions of the partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

On or after March 31, 2016, our general partner may transfer all or any of its general partner interest in us without obtaining approval of any unitholder.

Transfer of Ownership Interests in Our General Partner

At any time, C-Holdings, LLC, as the sole member of our general partner, may sell or transfer all or part of its ownership interest in the general partner without the approval of our unitholders.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our general partner as general partner or otherwise change management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to (i) any person or group that acquires the units from our general partner or its affiliates, (ii) any transferees of that person or group approved by our general partner or (iii) any person or group that acquires 20% of any class of units with the prior approval of the board of directors of our general partner.

Limited Call Right

If at any time our general partner and its affiliates hold 85% or more of the outstanding limited partner interests of any class, our general partner will have the right, but not the obligation, which it may assign in whole or in part to any of its affiliates or us, to acquire all, but not less than all, of the remaining limited partner interests of the class held by unaffiliated persons as of a record date to be selected by our general partner, on at least ten but not more than 60 days’ notice. The purchase price in the event of this purchase is the greater of:

•	the current market price of the limited partner interests of the class as of the date three days prior to the date that notice is mailed; and

•	the highest price paid by either our general partner or any of its affiliates for any limited partners interests of the class purchased within the 90 days preceding the date that notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his units in the market. Please read “Material Tax Consequences—Disposition of Units.”

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of units then outstanding, unitholders on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Units that are owned by non-citizen assignees will be voted by our general partner and our general partner will distribute the votes on those units in the same ratios as the votes of limited partners on other units are cast.

Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by our unitholders may be taken either at a meeting of the unitholders or, if authorized by our general partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units as would be necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read “—Issuance of Additional Securities” above. However, if at any time any person or group, other than our general partner and its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. For more information on persons and groups to which this loss of voting rights does not apply, please read “—Change of Management Provisions” above. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the transferred units when such transfer and admission is reflected in our books and records. Except as described under “—Limited Liability,” the common units will be fully paid, and unitholders will not be required to make additional contributions.

Non-Citizen Assignees; Redemption

If we are or become subject to federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner, our general partner may require any such limited partner to furnish information about his nationality, citizenship or related status. If a limited partner fails to furnish information about his nationality, citizenship or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner is not an eligible citizen, the limited partner may be treated as a non-citizen assignee and the limited partner’s units may be redeemed at their current market price. A non-citizen assignee is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. A non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in kind upon our liquidation.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(1) our general partner;

(2) any departing general partner;

(3) any person who is or was an affiliate of our general partner or any departing general partner;

(4) any person who is or was a member, partner, officer, director, fiduciary or trustee of any entity described in (1), (2) or (3) above;

(5) any person who is or was serving as an officer, director, member, partner, fiduciary or trustee of another person at the request of any entity described in (1), (2) or (3) above; and

(6) any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate any, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under the partnership agreement.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. The general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also furnish or make available summary financial information within 90 days after the close of each quarter.

We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

A limited partner can, for a purpose reasonably related to the limited partner’s interest as a limited partner, upon reasonable demand stating the purpose of such demand and at his own expense, obtain:

•	information regarding the status of our business and financial condition;

•	a copy of our tax returns;

•	a current list of the name and last known address of each partner;

•	copies of our partnership agreement, our certificate of limited partnership, amendments to either of them and any related powers of attorney;

•

information as to the amount of cash and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner; and

•	any other information regarding our affairs as is just and reasonable.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets and other information the disclosure of which our general partner believes in good faith is not in our best interest or which we are required by law or by agreements with third parties to keep confidential.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

MATERIAL PROVISIONS OF THE PARTNERSHIP AGREEMENT OF

ALLIANCE RESOURCE PARTNERS, L.P.

The following is a summary of material provisions of ARLP’s partnership agreement, which could impact our results of operations and those of ARLP.

Purpose

ARLP’s purpose under its partnership agreement is to serve as a partner of ARLP’s intermediate partnership and engage in any business activities that may be engaged in by its intermediate partnership or that is approved by its managing general partner. The partnership agreement of its intermediate partnership provides that it may, directly or indirectly, engage in:

•	its operations as conducted immediately before our initial public offering;

•

any other activity approved by the managing general partner to the extent the managing general partner reasonably determines that the activity generates “qualifying income” as this term is defined in Section 7704 of the Internal Revenue Code; or

•	any activity that enhances the operations of an activity described above.

Power of Attorney

Each limited partner, and each person who acquires a unit from a unitholder and executes and delivers a transfer application, grants to ARLP’s managing general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for ARLP’s qualification, continuance or dissolution. The power of attorney also grants the authority for the amendment of, and to make consents and waivers under, ARLP’s partnership agreement.

Reimbursements of ARLP’s Managing General Partner

ARLP’s managing general partner does not receive any compensation for its services as ARLP’s managing general partner. It is, however, entitled to be reimbursed for all of its costs incurred in managing and operating ARLP’s business. ARLP’s partnership agreement provides that its managing general partner will determine the expenses that are allocable to us in any reasonable manner determined by its managing general partner in its sole discretion.

Cash Distribution Policy

Distribution of Available Cash

General. ARLP distributes all of its “available cash” to its unitholders and its general partner within 45 days following the end of each fiscal quarter.

Definition of Available Cash. Available cash of ARLP is defined in ARLP’s partnership agreement and generally means, with respect to any fiscal quarter, all cash on hand at the end of such quarter:

•	less the amount of cash reserves that are necessary or appropriate in the reasonable discretion of the managing general partner of ARLP to:

•	provide for the proper conduct of its business;

•	comply with applicable law or any debt instrument or other agreement; or

•	provide funds for distributions to ARLP’s unitholders and its general partners in respect of any one or more of the next four quarters;

•

plus all of ARLP’s cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings of ARLP made after the end of the quarter. Working capital borrowings are generally borrowings that are made under ARLP’s credit facilities and in all cases are used solely for working capital purposes or to pay distributions to ARLP’s partners.

Operating Surplus and Capital Surplus

General. All cash distributed to ARLP’s unitholders is characterized as distributions from either “operating surplus” or “capital surplus.” ARLP distributes available cash from operating surplus differently than its available cash from capital surplus.

Definition of Operating Surplus. ARLP’s operating surplus for any period generally means:

•	its cash balance on the closing date of its initial public offering in 1999; plus

•	$20.0 million (as described below); plus

•

all of ARLP’s cash receipts since the closing of its initial public offering, excluding cash from borrowings that are not working capital borrowings, sales of equity and debt securities and sales or other dispositions of assets outside the ordinary course of business; less

•

all of ARLP’s operating expenses (other than reclamation and mine closing costs) after the closing of its initial public offering, including the repayment of working capital borrowings and maintenance capital expenditures; less

•	the amount of ARLP’s cash reserves that the managing general partner of ARLP deems necessary or advisable to provide funds for future operating expenditures.

Definition of Capital Surplus. Generally, ARLP’s capital surplus will be generated only by:

•	borrowings other than working capital borrowings;

•	sales of ARLP’s of debt and equity securities; and

•

ARLP’s sales or other disposition of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or as part of normal retirements or replacements of assets.

Characterization of Cash Distributions. ARLP treats all of its available cash distributed as coming from its operating surplus until the sum of all available cash distributed since it began operations equals the operating surplus as of the end of the quarter before the distribution. ARLP treats any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As reflected above, operating surplus includes $20.0 million in addition to its cash balance on the closing date of its initial public offering in 1999, cash receipts from its operations and cash from working capital borrowings. This amount does not reflect actual cash on hand that is available for distribution to its unitholders. Rather, it is a provision that will enables ARLP, if it chooses, to distribute as operating surplus up to $50.0 million of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities, and long-term borrowings, that would otherwise be distributed as capital surplus. ARLP has not made, and does not anticipate that it will make, any distributions from capital surplus.

Incentive Distribution Rights

ARLP’s incentive distribution rights represent the contractual right to receive a specified percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution has been paid by ARLP. Please read “—Distributions of Available Cash from Operating Surplus” below. ARLP’s managing general partner, MGP, owns all of the incentive distribution rights, and we own MGP.

Distributions of Available Cash from Operating Surplus

ARLP is required to make distributions of its available cash from operating surplus for any quarter in the following manner:

•

First, 98% to all unitholders of ARLP, in accordance with their percentage interests, and 2% to the general partners, until each outstanding unit has received $0.275 per unit for such quarter (the “minimum quarterly distribution”);

•

Second, 85% to all unitholders of ARLP, in accordance with their percentage interests, 2% to the general partners, pro rata, and 13% to the managing general partner until each outstanding unit has received $0.3125 per unit for such quarter (the “second target cash distribution”);

•

Third, 75% to all unitholders of ARLP, in accordance with their percentage interests, 2% to the general partners, pro rata, and 23% to the managing general partner until each outstanding unit has received $0.375 per unit for such quarter (the “third target cash distribution”); and

•	Thereafter, 50% to all unitholders of ARLP, in accordance with their percentage interests, 2% to the general partners, pro rata, and 48% to the managing general partner.

Distributions of Available Cash from Capital Surplus

ARLP will make distributions of its available cash from capital surplus, if any, in the following manner:

•

First, 98% to all of its unitholders, pro rata, and 2% to its general partners until ARLP distributes for each ARLP common unit, an amount of available cash from capital surplus equal to its initial public offering price;

•

Second, 98% to its common unitholders, pro rata, and 2% to its general partners, pro rata, until ARLP distributes for each ARLP common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

•	Thereafter, ARLP will make all distributions of its available cash from capital surplus as if they were from operating surplus.

ARLP’s partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from the initial public offering, which is a return of capital.

If ARLP combines its units into fewer units or subdivides its units into a greater number of units, ARLP will proportionately adjust its minimum quarterly distribution and its target cash distribution levels by multiplying each amount by a fraction. This fraction is determined as follows:

•	the numerator is the unrecovered initial public unit price of the common units immediately after giving effect to the repayment; and

•	the denominator is the unrecovered initial unit price of the common units immediately before the repayment.

The unrecovered initial unit price is generally the initial public offering price per unit less any distributions from capital surplus.

A “payback” of the unit price from the initial public offering occurs when the unrecovered initial unit price of the common units is zero. At that time, the minimum quarterly distribution and the target distribution levels each will have been reduced to zero. All distributions of available cash from all sources after that time will be treated as if they were from operating surplus. Because the minimum quarterly distribution and the target distribution levels will have been reduced to zero, ARLP’s managing general partner, in its capacity as holder of the incentive distribution rights, will then be entitled to receive 48% of all distributions of available cash. This is in addition to any distributions to which it may be entitled as a holder of units or its general partner interest.

Distributions from capital surplus will not reduce the minimum quarterly distribution or target distribution levels for the quarter in which they are distributed. ARLP does not anticipate that there will be significant distributions from capital surplus.

For example, if a two-for-one split of the common units of ARLP should occur, the unrecovered initial unit price of ARLP would each be reduced to 50% of its initial level. ARLP will not make any adjustment by reason of its issuance of additional units for cash or property.

ARLP may also adjust the minimum quarterly distribution and target distribution levels if legislation is enacted or if existing law is modified or interpreted in a manner that causes ARLP, its intermediate partnership or its operating subsidiary to become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes. In this event, the minimum quarterly distribution and target distribution levels for each quarter after that time would be reduced to amounts equal to the product of:

(1) the minimum quarterly distribution and each of the target distribution levels; multiplied by

(2) one minus the sum of:

(x) the highest marginal federal corporate income tax rate which could apply; plus

(y) any increase in the effective overall state and local income tax rate that would have been applicable to ARLP, the intermediate partnership or the operating subsidiary in the preceding calendar year as a result of the new imposition of the entity level tax, after taking into account the benefit of any deduction allowable for federal income tax purposes for the payment of state and local income taxes, but only to the extent of the increase in rates resulting from that legislation or interpretation.

Distributions of Cash Upon Liquidation

General. Following the beginning of ARLP’s dissolution and during the process of selling all of its assets, ARLP will sell or otherwise dispose of assets and the partners’ capital account balances will be adjusted to reflect any resulting gain or loss. ARLP’s dissolution and the process of selling all of its assets is referred to as “liquidation.” The proceeds of liquidation will first be applied to the payment of ARLP’s creditors in the order of priority provided in the partnership agreement and by law. After that, ARLP will distribute the proceeds to the unitholders and its general partners in accordance with their capital account balances, as so adjusted.

Any further net gain recognized upon liquidation will be allocated in a manner that takes into account the incentive distribution rights of ARLP’s managing general partner.

Manner of Adjustments for Gain. The manner of the adjustment for gain is set forth in ARLP’s partnership agreement in the following manner:

•	First, to the general partners and the holders of units of ARLP who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

•	Second, 98% to the common unitholders of ARLP, pro rata, and 2% to the general partners of ARLP, until the capital account for each common unit is equal to the sum of:

•	its unrecovered initial unit price for that common unit; plus

•	the amount of the minimum quarterly distribution of ARLP for the quarter during which its liquidation occurs;

•	Third, 98% to all unitholders of ARLP, pro rata, and 2% to the general partners of ARLP, until it allocates under this paragraph an amount per ARLP unit equal to:

•	the sum of the excess of the first target cash distribution per ARLP unit over the minimum quarterly distribution per ARLP unit for each quarter of ARLP’s existence; less

•

the cumulative amount per ARLP unit of any distributions of ARLP’s available cash from operating surplus in excess of the minimum quarterly distribution per ARLP unit that it distributed 98% to its unitholders, pro rata, and 2% to its general partners, pro rata, for each quarter of its existence;

•

Fourth, 85% to all unitholders of ARLP, pro rata, 13% to the managing general partner and 2% to the general partners of ARLP, pro rata, until ARLP allocates under this paragraph an amount per ARLP unit equal to:

•	the sum of the excess of the second target cash distribution per ARLP unit over the first target cash distribution per ARLP unit for each quarter of ARLP’s existence; less

•

the cumulative amount per ARLP unit of any distributions of ARLP’s available cash from operating surplus in excess of the first target cash distribution per ARLP unit that it distributed 85% to the unitholders of ARLP, pro rata, 13% to the holders of the incentive distribution rights of ARLP, pro rata, and 2% to the general partners of ARLP, pro rata, for each quarter of its existence;

•

Fifth, 75% to all unitholders of ARLP, pro rata, 23% to the managing general partner and 2% to the general partners of ARLP, pro rata, until ARLP allocates under this paragraph an amount per ARLP unit equal to:

•	the sum of the excess of the third target cash distribution per ARLP unit over the second target cash distribution per ARLP unit for each quarter of its existence; less

•

the cumulative amount per ARLP unit of any distributions of ARLP’s available cash from operating surplus in excess of the second target cash distribution per ARLP unit that it distributed 75% to the unitholders of ARLP, pro rata, 23% to the holders of the incentive distribution rights of ARLP, pro rata, and 2% to the general partners, pro rata, of ARLP for each quarter of its existence; and

•	Thereafter, 50% to all unitholders of ARLP, pro rata, 48% to the holders of the managing general partner and 2% to the general partners of ARLP, pro rata.

Manner of Adjustments for Losses. Upon ARLP’s liquidation, ARLP will generally allocate any loss to its general partner and its unitholders in the following manner:

•

First, 98% to the holders of common units of ARLP in proportion to the positive balances in their capital accounts and 2% to the general partners of ARLP, pro rata, until the capital accounts of the common unitholders of ARLP have been reduced to zero; and

•	Second, thereafter, 100% to the general partners of ARLP, pro rata.

Adjustments to Capital Accounts upon the Issuance of Additional Units. ARLP will make adjustments to its capital accounts upon its issuance of additional units. These adjustments will be based on the fair market value of the interests or the property distributed. ARLP will allocate any gain or loss resulting from the adjustments to the unitholders and the general partners in the same manner as gain or loss is allocated upon liquidation. In the event that positive interim adjustments are made to the capital accounts, any later negative adjustments to the capital accounts resulting from the issuance of additional Alliance Resource Partners’ interests, ARLP’s distributions of property or upon our liquidation, will be allocated in a manner which results, to the extent possible, in the capital account balances of the general partners’ capital account balances if no earlier positive adjustments to the capital accounts have been made.

Issuance of Additional Securities

ARLP’s partnership agreement authorizes it to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and on the terms and conditions established by its managing general partner in its sole discretion, without the approval of any limited partners.

It is possible that ARLP will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units ARLP issues will be entitled to share equally with the then-existing holders of its common units in its cash distributions. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in ARLP’s net assets.

In accordance with Delaware law and the provisions of its partnership agreement, ARLP may also issue additional partnership securities that, in the sole discretion of its managing general partner, may have special voting rights to which common units are not entitled.

ARLP’s general partners will have the right, which they may from time to time assign in whole or in part to any of their affiliates, to purchase ARLP’s common units or other equity securities whenever, and on the same terms that, ARLP issues those securities to persons other than its general partner and their affiliates, to the extent necessary to maintain their percentage interests, that existed immediately prior to each issuance. The holders of ARLP’s common units will not have preemptive rights to acquire additional common units or other partnership interests.

Amendments to ARLP’s Partnership Agreement

Amendments to ARLP’s partnership agreement may be proposed only by, or with the consent of, ARLP’s managing general partner. In general, proposed amendments must be approved by holders of at least a majority of ARLP’s outstanding units. Any amendment that materially and adversely affects the rights or preferences of any type or class of outstanding units in relation to other classes or units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action is required to be approved by the affirmative vote of limited partners constituting not less than the voting requirement sought to be reduced. However, in some circumstances, more particularly described in ARLP’s partnership agreement, ARLP’s managing general partner may make amendments to ARLP’s partnership agreement without the approval of ARLP’s limited partners or assignees.

Liquidation and Distribution of Proceeds

Upon ARLP’s dissolution, unless it is reconstituted and continued as a new limited partnership, the person authorized to wind up ARLP’s affairs (the liquidator) will, acting with all the powers of ARLP’s managing general partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate ARLP’s assets. The proceeds of the liquidation will be applied as follows:

•	first, towards the payment of all of ARLP’s creditors and the creation of a reserve for contingent liabilities; and

•	then, to all partners in accordance with the positive balance in the respective capital accounts.

Under some circumstances and subject to some limitations, the liquidator may defer liquidation or distribution of ARLP’s assets for a reasonable period of time. If the liquidator determines that a sale would be impractical or would cause a loss to ARLP’s partners, ARLP’s managing general partner may distribute assets in kind to ARLP’s partners.

Withdrawal or Removal of ARLP’s General Partners; Transfer of the Ownership of the General Partners

ARLP’s managing general partner has agreed not to withdraw voluntarily as ARLP’s or its intermediate partnership’s managing general partner or as the managing member of ARLP’s operating subsidiary prior to September 30, 2009 without obtaining the approval of the holders of a majority of ARLP’s outstanding common units, excluding those held by ARLP’s general partners and their affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters.

On or after September 30, 2009, ARLP’s managing general partner may withdraw as managing general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of ARLP’s partnership agreement. In addition, ARLP’s managing general partner may withdraw without unitholder approval upon 90 days’ notice to ARLP’s limited partners if at least 50% of ARLP’s outstanding common units are held or controlled by one person and its affiliates other than its general partner and its affiliates. ARLP’s special general partner may withdraw as a general partner without unitholder approval at any time upon 90 days’ written notice and furnishing an opinion of counsel regarding limited liability and tax matters. If ARLP’s special general partner is removed or withdraws and no successor is appointed, the managing general partner will continue ARLP’s business.

Upon the voluntary withdrawal of ARLP’s managing general partner, the holders of a majority of ARLP’s outstanding common units may elect a successor to that withdrawing managing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, ARLP will be dissolved, wound up and liquidated, unless within 180 days after that withdrawal, the holders of a majority of its outstanding units agree to continue ARLP’s business and to appoint a successor managing general partner.

Neither of ARLP’s general partners may be removed unless that removal is approved by the vote of the holders of not less than two-thirds of ARLP’s outstanding units, including units held by its general partners and their affiliates, and ARLP receives an opinion of counsel regarding limited liability and tax matters. Any removal of ARLP’s managing general partner is also subject to the approval of a successor managing general partner by the vote of the holders of a majority of ARLP’s outstanding common units, including those held by its general partner and its affiliates.

While ARLP’s partnership agreement limits the ability of ARLP’s general partners to withdraw, it allows either general partner to transfer its general partner interest to an affiliate or to a third party in conjunction with a merger or sale of all or substantially all of the assets of ARLP’s general partners. In addition, ARLP’s partnership agreement expressly permits the sale, in whole or in part, of the ownership of ARLP’s general partners. ARLP’s special general partner may also transfer, in whole or in part, the common units it owns. ARLP’s managing general partner may transfer, with minor limitations, the incentive distribution rights to an affiliate or another person as part of its merger or consolidation with or into, or sale of all or substantially all of its assets to, that person without the prior approval of unitholders.

Change of Management Provisions

ARLP’s partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove ARLP’s managing general partner or otherwise change management.

Limited Call Right

If at any time ARLP’s general partners and their affiliates own 80% or more of the issued and outstanding limited partner interests of any class, its managing general partner will have the right to acquire all, but not less than all, of the outstanding limited partner interests of that class that are held by non-affiliated persons. The record date for determining ownership of the limited partner interests would be selected by ARLP’s managing general partner on at least 10 but not more than 60 days’ notice. The purchase price in the event of a purchase under these provisions would be the greater of (i) the current market price (as defined in ARLP’s partnership agreement) of the limited partner interests of the class as of the date three days prior to the mailing of written notice of its election to purchase the units and (ii) the highest cash price paid by either of ARLP’s general partners or any of their affiliates for any limited partner interests of the class purchased within the 90 days preceding the date ARLP’s managing general partner mails notice of its election to purchase the units.

Indemnification

Under its partnership agreement, in most circumstances, ARLP will indemnify:

•	ARLP’s general partners;

•	any departing general partner;

•	any person who is or was an affiliate of a general partner or any departing general partner;

•

any person who is or was a member, partner, officer, director, employee, agent or trustee of a general partner or any departing general partner or any affiliate of a general partner or any departing general partner; or

•

any person who is or was serving at the request of a general partner or any departing general partner or an affiliate of a general partner or any departing general partner as an officer, director, employee, member, partner, agent or trustee of another person.

Any indemnification under these provisions will only be out of ARLP’s assets. ARLP’s general partners shall not be personally liable for, or have any obligation to contribute or loan funds or assets to ARLP to enable ARLP to effectuate any indemnification. ARLP is authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for its activities, regardless of whether it would have the power to indemnify the person against liabilities under its partnership agreement.

Registration Rights

Under its partnership agreement, ARLP has agreed to register for resale under the Securities Act and applicable state securities laws any common units or other partnership securities proposed to be sold by its general partners or any of their affiliates or their assignees if an exemption from the registration requirements is not otherwise available. ARLP is obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

MATERIAL TAX CONSEQUENCES

This section is a discussion of the material tax considerations that may be relevant to prospective unitholders who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Vinson & Elkins L.L.P., tax counsel to the general partner and us, insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters. This section is based upon current provisions of the Internal Revenue Code, existing and proposed regulations and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to “us” or “we” are references to Alliance Holdings GP, L.P.

The following discussion does not comment on all federal income tax matters affecting us or the unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, trusts, nonresident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt institutions, foreign persons, individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds. Accordingly, we urge each prospective unitholder to consult, and depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to him of the ownership or disposition of units.

All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. and are based on the accuracy of the representations made by us.

No ruling has been or will be requested from the IRS regarding any matter affecting us or prospective unitholders. Instead, we will rely on opinions of Vinson & Elkins L.L.P. Unlike a ruling, an opinion of counsel represents only that counsel’s best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our units and the prices at which our units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following specific federal income tax issues: (1) the treatment of a unitholder whose units are loaned to a short seller to cover a short sale of units (please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales”); (2) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read “—Disposition of Units—Allocations Between Transferors and Transferees”); and (3) whether our method for depreciating Section 743 adjustments is sustainable in certain cases (please read “—Tax Consequences of Unit Ownership—Section 754 Election”).

Partnership Status

A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Distributions by a partnership to a partner are generally not taxable unless the amount of cash distributed is in excess of the partner’s adjusted basis in his partnership interest.

Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes income and gains derived from mining, transportation and marketing of coal and our allocable share of such income from ARLP. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 5% of our current income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and the general partner and a review of the applicable legal authorities, Vinson & Elkins L.L.P. is of the opinion that at least 90% of our current gross income constitutes qualifying income.

No ruling has been or will be sought from the IRS and the IRS has made no determination as to our status for federal income tax purposes or whether our operations generate “qualifying income” under Section 7704 of the Internal Revenue Code. Moreover, no ruling has been or will be sought from the IRS and the IRS has made no determination as to ARLP’s status for federal income tax purposes or whether its operations generate “qualifying income” under Section 7704 of the Internal Revenue Code. Instead, we will rely on the opinion of Vinson & Elkins L.L.P. on such matters. It is the opinion of Vinson & Elkins L.L.P. that, based upon the Internal Revenue Code, its regulations, published revenue rulings and court decisions and the representations described below, we will be classified as a partnership.

In rendering its opinion, Vinson & Elkins L.L.P. has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Vinson & Elkins L.L.P. has relied are:

•	Neither we, nor ARLP, will elect to be treated as a corporation; and

•

For each taxable year, more than 90% of our gross income will be income that Vinson & Elkins L.L.P. has opined or will opine is “qualifying income” within the meaning of Section 7704(d) of the Internal Revenue Code.

If we or ARLP fails to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, in which case the IRS may also require us or ARLP, as the case may be, to make adjustments with respect to our unitholders or pay other amounts, we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

If we were taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to the unitholders, and our net income would be taxed to us at corporate rates. Moreover, if ARLP were taxable as a corporation in any given year, our share of ARLP’s items of income, gain, loss and deduction would not be passed through to us, and ARLP would pay tax on its income at corporate rates. In addition, any distribution made to a unitholder would be treated as either taxable dividend income, to the extent of our current or accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his units, or taxable capital gain, after the unitholder’s tax basis in his units is reduced to zero. Accordingly, taxation of either us or ARLP as a corporation would result in a material reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

The discussion below is based on Vinson & Elkins L.L.P.’s opinion that we and ARLP will be classified as a partnership for federal income tax purposes.

Limited Partner Status

Unitholders who have become limited partners of AHGP will be treated as partners of AHGP for federal income tax purposes. Also:

•	assignees who have executed and delivered transfer applications, and are awaiting admission as limited partners; and

•	unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their units will be treated as partners of AHGP for federal income tax purposes. As there is no direct or indirect controlling authority addressing assignees of units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Vinson & Elkins L.L.P.’s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of units unless the units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those units.

A beneficial owner of units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read “—Tax Consequences of Unit Ownership—Treatment of Short Sales.”

Income, gains, deductions or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to their status as partners in AHGP for federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-Through of Taxable Income. We will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether corresponding cash distributions are received by him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

Treatment of Distributions. Distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes to the extent of his tax basis in his units immediately before the distribution. Our cash distributions in excess of a unitholder’s tax basis generally will be considered to be gain from the sale or exchange of the units, taxable in accordance with the rules described under “—Disposition of Units” below. Any reduction in a unitholder’s share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as “nonrecourse liabilities,” will be treated as a distribution of cash to that unitholder. To the extent our distributions cause a unitholder’s “at risk” amount to be less than zero at the end of any taxable year, he must recapture any losses deducted in previous years. Please read “—Limitations on Deductibility of Losses.”

A decrease in a unitholder’s percentage interest in us because of our issuance of additional units will decrease his share of our nonrecourse liabilities, and thus will result in a corresponding deemed distribution of cash. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his units, if the distribution reduces the unitholder’s share of our “unrealized receivables,” including depreciation recapture, and/or substantially appreciated “inventory items,” both as defined in the Internal Revenue Code, and collectively, “Section 751 Assets.” To that extent, he will be treated as having been distributed his proportionate share of the Section 751 Assets and having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder’s realization of ordinary income, which will equal the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder’s tax basis for the share of Section 751 Assets deemed relinquished in the exchange.

Basis of Units. A unitholder’s initial tax basis for his units will be the amount he paid for the units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased, but not below zero, by distributions from us, by the unitholder’s share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to the general partner, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read “—Disposition of Units—Recognition of Gain or Loss.”

Limitations on Deductibility of Losses. The deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder or a corporate unitholder, if more than 50% of the value of the corporate unitholder’s stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations, to the amount for which the unitholder is considered to be “at risk” with respect to our activities, if that is less than his tax basis. A unitholder must recapture losses deducted in previous years to the extent that distributions cause his at risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable to the extent that his tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but may not be offset by losses suspended by the basis limitation. Any excess loss above that gain previously suspended by the at risk or basis limitations is no longer utilizable.

In general, a unitholder will be at risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to the unitholder or can look only to the units for repayment. A unitholder’s at risk amount will increase or decrease as the tax basis of the unitholder’s units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

The passive loss limitations generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer’s income from those passive activities. As a general rule, the passive loss limitations are applied separately with respect to each publicly traded partnership. However, the application of the passive loss limitations to tiered publicly traded partnerships is uncertain. We take the position that any passive losses we generate that are reasonably allocable to our investment in ARLP will only be available to offset our passive income generated in the future that is reasonably allocable to our investment in ARLP and will not be available to offset income from other passive activities or investments, including other investments in private businesses. Moreover, because the passive loss limitations are applied separately with respect to each publicly traded partnership, any passive losses we generate will not be available to offset your income from other passive activities or investments, including your investments in other publicly traded partnerships, such as ARLP, or salary or active business income. Further, your share of our net income may be offset by any suspended passive losses from your investment in us, but may not be offset by your current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships. Passive losses that are not deductible because they exceed a unitholder’s share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party.

The IRS could take the position that for purposes of applying the passive loss limitation rules to tiered publicly traded partnerships, such as ARLP and us, the related entities are treated as one publicly traded partnership. In that case, any passive losses we generate would be available to offset income from your investments in ARLP. However, passive losses that are not deductible because they exceed a unitholder’s share of income we generate would not be deductible in full until a unitholder disposes of his entire investment in both us and ARLP in a fully taxable transaction with an unrelated party.

The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk rules and the basis limitation.

Limitations on Interest Deductions. The deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

•	interest on indebtedness properly allocable to property held for investment;

•	our interest expense attributed to portfolio income; and

•	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment. The IRS has indicated that net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity Level Collections. If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or the general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the partner on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend the partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual partner in which event the partner would be required to file a claim in order to obtain a credit or refund.

Allocation of Income, Gain, Loss and Deduction. In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among the unitholders in accordance with their percentage interests in us. If we have a net loss for the entire year, that loss will be allocated first to the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to the general partner.

Specified items of our income, gain, loss and deduction will be allocated to account for the difference between the tax basis and fair market value of our assets at the time of an offering, referred to in this discussion as “Contributed Property.” The effect of these allocations, referred to as “Section 704(c) Allocations,” to a unitholder purchasing units in this offering will be essentially the same as if the tax basis of our assets were equal to their fair market value at the time of this offering. In the event we issue additional common units or engage in certain other transactions in the future “Reverse Section 704(c) Allocations,” similar to the Section 704(c) Allocations described above, will be made to all holders of partnership interests, including purchasers of common units in this offering, to account for the difference between the “book” basis for purposes of maintaining capital accounts and the fair market value of all property held by us at the time of the future transaction. In addition, items of recapture income will be allocated to the extent possible to the partner who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner to eliminate the negative balance as quickly as possible.

An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Internal Revenue Code to eliminate the difference between a partner’s “book” capital account, credited with the fair market value of Contributed Property, and “tax” capital account, credited with the tax basis of Contributed Property, referred to in this discussion as the “Book-Tax Disparity,” will generally be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction only if the allocation has substantial economic effect. In any other case, a partner’s share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

•	his relative contributions to us;

•	the interests of all the partners in profits and losses;

•	the interest of all the partners in cash flow; and

•	the rights of all the partners to distributions of capital upon liquidation.

Vinson & Elkins L.L.P. is of the opinion that, with the exception of the issues described in “—Section 754 Election” and “—Disposition of Units—Allocations Between Transferors and Transferees,” allocations under our partnership agreement will be given effect for federal income tax purposes in determining a partner’s share of an item of income, gain, loss or deduction.

Treatment of Short Sales. A unitholder whose units are loaned to a “short seller” to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

•	any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

•	any cash distributions received by the unitholder as to those units would be fully taxable; and

•	all of these distributions would appear to be ordinary income.

Vinson & Elkins L.L.P. has not rendered an opinion regarding the treatment of a unitholder where units are loaned to a short seller to cover a short sale of units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their units. The IRS has announced that it is actively studying issues relating to the tax treatment of short sales of partnership interests. Please read “—Disposition of Units—Recognition of Gain or Loss.”

Alternative Minimum Tax. Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. The current minimum tax rate for noncorporate taxpayers is 26% on the first $175,000 of alternative minimum taxable income in excess of the exemption amount and 28% on any additional alternative minimum taxable income. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

Tax Rates. In general, the highest effective United States federal income tax rate for individuals is currently 35.0% and the maximum United States federal income tax rate for net capital gains of an individual is currently 15.0% if the asset disposed of was held for more than twelve months at the time of disposition.

Section 754 Election. We have made the election permitted by Section 754 of the Internal Revenue Code. That election is irrevocable without the consent of the IRS. The election will generally permit us to adjust a unit purchaser’s tax basis in our assets (“inside basis”) under Section 743(b) of the Internal Revenue Code to reflect his purchase price. This election does not apply to a person who purchases units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, a unitholder’s inside basis in our assets will be considered to have two components: (1) his share of our tax basis in our assets (“common basis”) and (2) his Section 743(b) adjustment to that basis.

Where the remedial allocation method is adopted (which we generally adopt as to all our property), the Treasury Regulations under Section 743 of the Internal Revenue Code require a portion of the Section 743(b) adjustment that is attributable to recovery property under Section 168 of the Internal Revenue Code to be depreciated over the remaining cost recovery period for the Section 704(c) built-in gain. If we elect a method other than the remedial method with respect to a goodwill property, Treasury Regulation Section 1.197-2(g)(3) generally requires that the Section 743(b) adjustment attributable to an amortizable Section 197 intangible, which includes goodwill properties, should be treated as a newly-acquired asset placed in service in the month when the purchaser acquires the common unit. Under Treasury Regulation Section 1.167(c)-1(a)(6), a Section 743(b) adjustment attributable to property subject to depreciation under Section 167 of the Internal Revenue Code, rather than cost recovery deductions under Section 168, is generally required to be depreciated using either the straight-line method or the 150% declining balance method. If we elect a method other than the remedial method, the depreciation and amortization methods and useful lives associated with the Section 743(b) adjustment, therefore, may differ from the methods and useful lives generally used to depreciate the inside basis in such properties. Under our partnership agreement, our general partner is authorized to take a position to preserve the uniformity of units even if that position is not consistent with these and any other Treasury Regulations. If we elect a method other than the remedial method with respect to a goodwill property, the common basis of such property is not amortizable. Please read “—Uniformity of Units.”

Although Vinson & Elkins L.L.P. is unable to opine as to the validity of this approach because there is no direct or indirect controlling authority on this issue, we intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of the property, or treat that portion as non-amortizable to the extent attributable to property the common basis of which is not amortizable. This method is consistent with the methods employed by other publicly traded partnerships but is arguably inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets, and Treasury Regulation Section 1.197-2(g)(3). To the extent this Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may take a depreciation or amortization position under which all purchasers acquiring units in the same month would receive depreciation or amortization, whether attributable to common basis or a Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our assets. This kind of aggregate approach may result in lower annual depreciation or amortization deductions than would otherwise be allowable to some unitholders. Please read “—Uniformity of Units.” A unitholder’s tax basis for his common units is reduced by his share of our deductions (whether or not such deductions were claimed on an individual’s income tax return) so that any position we take that understates deductions will overstate the common unitholder’s basis in his common units, which may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read “—Disposition of Common Units—Recognition of Gain or Loss.” The IRS may challenge our position with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of the units. If such a challenge were sustained, the gain from the sale of units might be increased without the benefit of additional deductions.

A Section 754 election is advantageous if the transferee’s tax basis in his units is higher than the units’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation and depletion deductions and his share of any gain or loss on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee’s tax basis in his units is lower than those units’ share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built–in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally a built–in loss or a basis reduction is substantial if it exceeds $250,000.

The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Internal Revenue Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets or the tangible assets owned by ARLP to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year. We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than one year of our income, gain, loss and deduction. Please read “—Disposition of Units—Allocations Between Transferors and Transferees.”

Tax Basis, Depreciation and Amortization. The tax basis of our assets and ARLP’s assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The tax basis of our assets owned by us at the time of this offering will be greater to the extent such assets have been recently acquired. The federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to this offering will be borne by the unitholders immediately prior to this offering. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction.”

To the extent allowable, we may elect to use the depreciation and cost recovery methods that will result in the largest deductions being taken in the early years after assets are placed in service. We are not entitled to any amortization deductions with respect to any goodwill we own at formation. Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Internal Revenue Code.

If we or ARLP dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own or ARLP owns will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read “—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction” and “—Disposition of Units—Recognition of Gain or Loss.”

The costs incurred in selling our units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

Valuation and Tax Basis of Our Properties. The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the tax bases, of our assets and ARLP’s assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Coal Depletion. In general, ARLP is entitled to depletion deductions with respect to coal mined from its underlying mineral property. ARLP generally is entitled to the greater of cost depletion limited to the basis of the property or percentage depletion based on the gross income of its property. The percentage depletion rate for coal is 10%.

Depletion deductions ARLP claims generally will reduce the tax basis of the underlying mineral property. Depletion deductions can, however, exceed the total tax basis of the mineral property. The excess of ARLP’s percentage depletion deductions over the adjusted tax basis of the property at the end of the taxable year is subject to tax preference treatment in computing the alternative minimum tax. Please read “—Tax Consequences of Unit Ownership—Alternative Minimum Tax.” Upon the disposition of the mineral property, a portion of the gain, if any, equal to the lesser of the deductions for depletion which reduce the adjusted tax basis of the mineral property plus deductible development and mining exploration expenses, or the amount of gain recognized upon the disposition, will be treated as ordinary income to ARLP and us. In addition, a corporate unitholder’s allocable share of our share of the amount allowable as a percentage depletion deduction for any property will be reduced by 20% of the excess, if any, of that partner’s allocable share of the amount of percentage depletion deductions for the taxable year over the adjusted tax basis of the mineral property as of the close of the taxable year.

Mining Exploration and Development Expenditures. ARLP has elected to currently deduct mining exploration expenditures that it pays or incurs to determine the existence, location, extent or quality of coal deposits prior to the time the existence of coal in commercially marketable quantities has been disclosed.

Our share of amounts ARLP deducts for mine exploration expenditures must be recaptured and included in our taxable income at the time a mine reaches the production stage, unless ARLP elects to reduce future depletion deductions by the amount of that recapture. A mine reaches the producing stage when the major part of the coal production is obtained from working mines other than those opened for the purpose of development or the principal activity of the mine is the production of developed coal rather than the development of additional coal for mining. This recapture is accomplished through the disallowance of both cost and percentage depletion deductions on the particular mine reaching the producing stage. This disallowance of depletion deductions continues until the amount of adjusted exploration expenditures with respect to the mine have been fully recaptured. This recapture is not applied to the full amount of the previously deducted exploration expenditures. Instead, these expenditures are reduced by the amount of percentage depletion, if any, that was lost as a result of deducting these exploration expenditures.

ARLP may deduct currently mine development expenditures incurred in making coal accessible for extraction, after the exploration process has disclosed the existence of coal in commercially marketable quantities. To increase the allowable percentage depletion deduction for a mine or mines, ARLP may however, elect to defer mine development expenses and deduct them on a ratable basis as the coal benefited by such expenses is sold. This election can be made on a mine-by-mine and year-by-year basis.

Mine exploration and development expenditures are subject to recapture as ordinary income to the extent of any gain upon a sale or other disposition of our property or of your common units. See “—Disposition of Common Units.” Corporate unitholders are subject to an additional rule that requires them to capitalize a portion of their otherwise deductible mine exploration and development expenditures. Corporate unitholders, other than some S corporations, are required to reduce their otherwise deductible exploration expenditures by 30%. These capitalized mine exploration and development expenditures must be amortized over a 60 month period, beginning in the month paid or incurred, using a straight-line method and may not be treated as part of the basis of the property for purposes of computing depletion.

When computing the alternative minimum tax, mine exploration and development expenditures are capitalized and deducted over a ten year period. Unitholders may avoid this alternative minimum tax adjustment of their mine exploration and development expenditures by electing to capitalize all or part of the expenditures and deducting them over ten years for regular income tax purposes. You may select the specific amount of these expenditures for which you wish to make this election.

Sales of Coal Reserves. If any of ARLP’s coal reserves are sold or otherwise disposed of in a taxable transaction, ARLP will recognize gain or loss measured by the difference between the amount realized (including the amount of any indebtedness assumed by the purchaser upon such disposition or to which such property is subject) and the adjusted tax basis of the property sold. Generally, the character of any gain or loss recognized upon that disposition will depend upon whether the coal reserves or the mined coal sold are held by ARLP:

•	for sale to customers in the ordinary course of business (i.e., ARLP is a “dealer” with respect to that property),

•	for use in a trade or business within the meaning of Section 1231 of the Internal Revenue Code or

•	as a capital asset within the meaning of Section 1221 of the Internal Revenue Code.

In determining dealer status with respect to coal reserves and other types of real estate, the courts have identified a number of factors for distinguishing between a particular property held for sale in the ordinary course of business and one held for investment. Any determination must be based on all the facts and circumstances surrounding the particular property and sale in question.

ARLP intends to hold its coal reserves primarily for use in a trade or business and to achieve long-term capital appreciation. Although ARLP’s managing general partner may consider strategic sales of coal reserves consistent with achieving long-term capital appreciation, the managing general partner does not anticipate frequent sales. Thus, the managing general partner does not believe ARLP will be viewed as a dealer. However, in light of the factual nature of this question, we cannot assure you that ARLP will not be viewed by the IRS as a “dealer” in coal reserves.

If ARLP is not a dealer with respect to its coal reserves and ARLP has held the reserves for more than a one-year period primarily for use in its trade or business, the character of any gain or loss realized from a disposition of such coal reserves will be determined under Section 1231 of the Internal Revenue Code. If ARLP has not held the coal reserves for more than one year at the time of the sale, gain or loss from the sale will be taxable as ordinary income.

A unitholder’s distributive share of any Section 1231 gain or loss allocated to us will be aggregated with any other gains and losses realized by that unitholder from the disposition of property used in the trade or business, as defined in Section 1231(b) of the Internal Revenue Code, and from the involuntary conversion of such properties and of capital assets held in connection with a trade or business or a transaction entered into for profit for the requisite holding period. If a net gain results, all such gains and losses will be long-term capital gains and losses; if a net loss results, all such gains and losses will be ordinary income and losses. Net Section 1231 gains will be treated as ordinary income to the extent of prior net Section 1231 losses of the taxpayer or predecessor taxpayer for the five most recent prior taxable years to the extent such losses have not previously been offset against Section 1231 gains. Losses are deemed recaptured in the chronological order in which they arose.

If ARLP is not a dealer with respect to its coal reserves and that property is not used in a trade or business, the coal reserves will be a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code. ARLP will recognize gain or loss from the disposition of those coal reserves, which will be taxable as capital gain or loss, and the character of such capital gain or loss as long-term or short-term will be based upon our holding period in such property at the time of its sale. The requisite holding period for long-term capital gain is more than one year.

Upon a disposition of coal reserves, a portion of the gain, if any, equal to the lesser of (i) the depletion deductions that reduced the tax basis of the disposed mineral property plus deductible development and mining exploration expenses, or (ii) the amount of gain recognized on the disposition, will be treated as ordinary income to us.

Deduction for U.S. Production Activities. Subject to the limitations on the deductibility of losses discussed above and the limitation discussed below, unitholders will be entitled to a deduction, herein referred to as the Section 199 deduction, equal to a specified percentage of our qualified production activities income that is allocated to such unitholder. The percentages are 6% for the years 2007, 2008, and 2009; and 9% thereafter.

Qualified production activities income is generally equal to gross receipts from domestic production activities reduced by cost of goods sold allocable to those receipts, other expenses directly associated with those receipts, and a share of other deductions, expenses and losses that are not directly allocable to those receipts or another class of income. The products produced must be manufactured, produced, grown or extracted in whole or in significant part by the taxpayer in the United States.

For a partnership, the Section 199 deduction is determined at the partner level. To determine his Section 199 deduction, each unitholder will aggregate his share of the qualified production activities income allocated to him from us with the unitholder’s qualified production activities income from other sources. Each unitholder must take into account his distributive share of the expenses allocated to him from our qualified production activities regardless of whether we otherwise have taxable income. However, our expenses that otherwise would be taken into account for purposes of computing the Section 199 deduction are only taken into account if and to the extent the unitholder’s share of losses and deductions from all of our activities is not disallowed by the basis rules, the at—risk rules or the passive activity loss rules. Please read “—Tax Consequences of Unit Ownership—Limitations on Deductibility of Losses.”

The amount of a unitholder’s Section 199 deduction for each year is limited to 50% of the IRS Form W-2 wages attributable to qualified production activities paid by the unitholder during the calendar year. Each unitholder is treated as having been allocated IRS Form W-2 wages from us equal to the unitholder’s allocable share of our wages that are allocable to our qualified production activities income for that taxable year. It is not anticipated that we or our subsidiaries will pay material wages that will be allocated to our unitholders.

This discussion of the Section 199 deduction does not purport to be a complete analysis of the complex legislation and Treasury authority relating to the calculation of domestic production gross receipts, qualified production activities income, or IRS Form W-2 Wages, or how such items are allocated by us to unitholders. Further, because the Section 199 deduction is required to be computed separately by each unitholder, no assurance can be given, and counsel is unable to express any opinion, as to the availability or extent of the Section 199 deduction to the unitholders. Each prospective unitholder is encouraged to consult his tax advisor to determine whether the Section 199 deduction would be available to him.

Disposition of Units

Recognition of Gain or Loss. Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder’s tax basis for the units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

Prior distributions from us in excess of cumulative net taxable income for a unit that decreased a unitholder’s tax basis in that unit will, in effect, become taxable income if the unit is sold at a price greater than the unitholder’s tax basis in that unit, even if the price received is less than his original cost.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer” in units, on the sale or exchange of a unit held for more than one year will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held more than twelve months will generally be taxed at a maximum rate of 15%. However, a portion of this gain or loss will be separately computed and taxed as ordinary income or loss under Section 751 of the Internal Revenue Code to the extent attributable to assets giving rise to depreciation recapture or other “unrealized receivables” or to “inventory items” we own or ARLP owns. The term “unrealized receivables” includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Deductions for mine exploration and development expenditures are also subject to recapture as ordinary income to the extent of any gain recognized on the sale of disposition of units. Net capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an “equitable apportionment” method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner’s tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner’s entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling, a unitholder will be unable to select high or low basis units to sell as would be the case with corporate stock, but, according to the regulations, may designate specific units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of units. A unitholder considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the regulations.

Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an “appreciated” partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

•	a short sale;

•	an offsetting notional principal contract; or

•	a futures or forward contract with respect to the partnership interest or substantially identical property.

Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Allocations Between Transferors and Transferees. In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the “Allocation Date.” However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business will be allocated among the unitholders on the Allocation Date in the month in which that gain or loss is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

The use of this method may not be permitted under existing Treasury Regulations. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferor or transferee unitholders. If this method is not allowed under the Treasury Regulations, or only applies to transfers of less than all of the unitholder’s interest, our taxable income or losses might be reallocated among the unitholders. We are authorized to revise our method of allocation between transferor or transferee unitholders, as well as unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

A unitholder who owns units at any time during a quarter and who disposes of them prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deductions attributable to that quarter but will not be entitled to receive that cash distribution.

Notification Requirements. A unitholder who sells any of his units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination. We will be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. A constructive termination could result in an increase in the amount of taxable income to be allocated to our unitholders if our termination results in a termination of ARLP. Although the amount of increase cannot be estimated because it depends upon numerous factors including the timing of the termination, the amount could be material. We would be required to make new tax elections after a termination, including a new election under Section 754 of the Internal Revenue Code, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. A termination currently would not affect our classification as a partnership for federal income tax purposes, but instead, we would be treated as a new partnership for tax purposes.

Uniformity of Units

Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. A lack of uniformity can result from a literal application of Treasury Regulation Section 1.167(c)-1(a)(6) and Treasury Regulation 1.197-2(g)(3). Any non-uniformity could have a negative impact on the value of the units. Please read “—Tax Consequences of Unit Ownership—Section 754 Election.”

We intend to depreciate the portion of a Section 743(b) adjustment attributable to unrealized appreciation in the value of Contributed Property, to the extent of any unamortized Book-Tax Disparity, using a rate of depreciation or amortization derived from the depreciation or amortization method and useful life applied to the common basis of that property, or treat that portion as nonamortizable, to the extent attributable to property the common basis of which is not amortizable, consistent with the regulations under Section 743 of the Internal Revenue Code, even though that position may be inconsistent with Treasury Regulation Section 1.167(c)-1(a)(6), which is not expected to directly apply to a material portion of our assets, and Treasury Regulation 1.197-2(g)(3). Please read “—Tax Consequences of Unit Ownership—Section 754 Election.” To the extent that the Section 743(b) adjustment is attributable to appreciation in value in excess of the unamortized Book-Tax Disparity, we will apply the rules described in the Treasury Regulations and legislative history. If we determine that this position cannot reasonably be taken, we may adopt a depreciation and amortization position under which all purchasers acquiring units in the same month would receive depreciation and amortization deductions, whether attributable to a common basis or Section 743(b) adjustment, based upon the same applicable rate as if they had purchased a direct interest in our property. If this position is adopted, it may result in lower annual depreciation and amortization deductions than would otherwise be allowable to some unitholders and risk the loss of depreciation and amortization deductions not taken in the year that these deductions are otherwise allowable. This position will not be adopted if we determine that the loss of depreciation and amortization deductions will have a material adverse effect on the unitholders. If we choose not to utilize this aggregate method, we may use any other reasonable depreciation and amortization method to preserve the uniformity of the intrinsic tax characteristics of any units that would not have a material adverse effect on the unitholders. The IRS may challenge any method of depreciating the Section 743(b) adjustment described in this paragraph. If this challenge were sustained, the uniformity of units might be affected, and the gain from the sale of units might be increased without the benefit of additional deductions. Please read “—Disposition of Units—Recognition of Gain or Loss.”

Tax-Exempt Organizations and Other Investors

Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them.

Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to them.

Non-resident aliens and foreign corporations, trusts or estates that own units will be considered to be engaged in business in the United States because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, we will withhold at the highest applicable effective tax rate from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns units will be treated as engaged in a United States trade or business, that corporation may be subject to the United States branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation’s “U.S. net equity,” which are effectively connected with the conduct of a United States trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

Under a ruling of the IRS, a foreign unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized on the sale or disposition of that unit to the extent that this gain is effectively connected with a United States trade or business of the foreign unitholder. Because a foreign unitholder is considered to be engaged in business in the United States by virtue of the ownership of units, under this ruling a foreign unitholder who sells or otherwise disposes of a unit generally will be subject to federal income tax on gain realized on the sale or disposition of units. Apart from the ruling, a foreign unitholder will not be taxed or subject to withholding upon the sale or disposition of a unit if he has owned less than 5% in value of the units during the five-year period ending on the date of the disposition and if the units are regularly traded on an established securities market at the time of the sale or disposition.

Administrative Matters

Information Returns and Audit Procedures. We intend to furnish to each unitholder, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine his share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Vinson & Elkins L.L.P. can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Internal Revenue Code requires that one partner be designated as the “Tax Matters Partner” for these purposes. The partnership agreement names Alliance GP, LLC as our Tax Matters Partner.

The Tax Matters Partner will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

Nominee Reporting. Persons who hold an interest in us as a nominee for another person are required to furnish to us:

•	the name, address and taxpayer identification number of the beneficial owner and the nominee;

•	whether the beneficial owner is:

(1) a person that is not a United States person;

(2) a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

(3) a tax-exempt entity;

•	the amount and description of units held, acquired or transferred for the beneficial owner; and

•	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are United States persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties. An additional tax equal to 20% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed by the Internal Revenue Code. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10% of the tax required to be shown on the return for the taxable year or $5,000. The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

(1) for which there is, or was, “substantial authority,” or

(2) as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

If any item of income, gain, loss or deduction included in the distributive shares of unitholders for a given year might result in that kind of an “understatement” of income relating to such a transaction for which no “substantial authority” exists, we will disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for penalties. More stringent rules would apply to an understatement of tax resulting from an ownership of units if we were classified as a “tax shelter.” We believe we will not be classified as a tax shelter.

A substantial valuation misstatement exists if the value of any property, or the adjusted basis of any property, claimed on a tax return is 200% or more of the amount determined to be the correct amount of the valuation or adjusted basis. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 400% or more than the correct valuation, the penalty imposed increases to 40%.

Reportable Transactions. If we were to engage in a “reportable transaction,” we (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses for partnerships, individuals, S corporations and trusts in excess of $2 million in any single year, or $4 million in any combination of tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read “—Information Returns and Audit Procedures” above.

Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of the American Jobs Creation Act of 2004:

•	accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at “—Accuracy-Related Penalties;”

•	for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

•	in the case of a listed transaction, an extended statute of limitations.

We do not expect to engage in any reportable transactions.

State, Local, Foreign and Other Tax Considerations

In addition to federal income taxes, you likely will be subject to other taxes, such as state and local income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we or ARLP do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many other jurisdictions in which we may do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Unit Ownership—Entity Level Collections.” Based on current law and our estimate of our future operations, the general partner anticipates that any amounts required to be withheld will not be material.

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult, and depend upon, his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as United States federal tax returns, that may be required of him. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

SELLING UNITHOLDERS

The following table sets forth certain information regarding the selling unitholders’ beneficial ownership of our common units as of May 30, 2007. The information presented below is based solely on our review of the Schedule 13D Statement of Beneficial Ownership filed by such person with the Securities and Exchange Commission or information otherwise provided by the selling unitholders. Each of the selling unitholders has advised us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

	Number of Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned(1)	Number of Common Units That May Be Sold	Number of Common Units Beneficially Owned After Offering(2)
Alliance Resource GP, LLC(3)	20,641,168	34.48%	20,641,168	—
Joseph W. Craft III	47,863,000	79.95%	4,693,759	500,000
Joseph W. Craft Grantor Retained Annuity Trust(3)	4,411,579	7.37%	4,411,579	—
Thomas L. Pearson(4)	3,574,271	5.97%	3,574,271	—
Charles R. Wesley(4)	3,559,625	5.95%	3,559,625	—
Joseph W. Craft III 2006 Irrevocable Trust FBO Joseph W. Craft IV(5)	552,972	*	552,972	—
Joseph W. Craft III 2006 Irrevocable Trust FBO Caroline B. Fiddes(5)	552,972	*	552,972	—
Joseph W. Craft III 2006 Irrevocable Trust FBO Ryan E. Craft(5)	552,972	*	552,972	—
Joseph W. Craft III 2006 Irrevocable Trust FBO Kyle O. Craft(5)	552,972	*	552,972	—
RaFT LLC(6)	1,800,000	3.01%	1,800,000	—
Thomas M. Wynne(4)	1,236,894	2.07%	1,236,894	—
Cary P. Marshall(4)	955,925	1.60%	955,925	—
Gary J. Rathburn(7)	2,593,571	4.33%	793,571	—
David A. Gilbert(4)	740,841	1.24%	740,841	—
George C. Tichnell(4)	653,357	1.09%	653,357	—
Alliance Management Holdings III, LLC(3)	600,000	1.00%	600,000	—
Dale G. Wilkerson(4)	465,221	*	465,221	—
Michael R. Rieck(4)	208,015	*	208,015	—
Bret A. Hardwick(4)	202,837	*	202,837	—
The Charles R. Wesley Family Trust(8)	139,455	*	139,455	—
Alan B. Smith(4)	121,972	*	121,972	—
Kendall Barret(4)	76,611	*	76,611	—
The Thomas M. Wynne Family Trust(9)	67,478	*	67,478	—
Alan K. Boswell Trust(10)	65,962	*	65,962	—
Linda Knight Boswell Trust(11)	65,961	*	65,961	—
John W. Tanner(4)	51,058	*	51,058	—
S. Paul Mackey(12)	27,852	*	25,552	2,300

*	Less than one percent.
(1)	Based upon an aggregate of 59,863,000 common units outstanding.
(2)	Because each selling unitholder may sell all or a portion of the common units registered hereby, we cannot estimate the number or percentage of common units that each selling unitholder will hold upon completion of the offering. Accordingly, the information presented in this table assumes that each selling unitholder will sell all of its common units; however, the selling unitholders are not representing that any of the units covered by this prospectus will be offered for sale.
(3)	This selling unitholder has advised us that voting and dispositive power with respect to the common units held by it is held by Joseph W. Craft III.

(4)	This selling unitholder has advised us that dispositive power of the common units may be deemed to be shared with Joseph W. Craft III as a result of the Transfer Restrictions Agreement (described further in the Form 8-K filed on June 16, 2006).
(5)	This selling unitholder has advised us that voting and dispositive power with respect to the common units held by it is held by A. Wellford Tabor, as trustee of such trust; however, dispositive power of the common units may be deemed to be shared with Joseph W. Craft III as a result of the Transfer Restrictions Agreement (described further in the Form 8-K filed on June 16, 2006).
(6)	Voting and dispositive power may be deemed to be shared with RaFT LLC’s manager, as well as with Gary J. Rathburn and Anita Rathburn, both of whom own a 50% membership interest in RaFT LLC. Dispositive power of all of these common units may be deemed to be shared with Joseph W. Craft III as a result of the Transfer Restrictions Agreement (described further in the Form 8-K filed on June 16, 2006).
(7)	Comprised of (i) 793,571 common units held by Gary J. Rathburn individually, and (ii) 1,800,000 common units held by RaFT LLC, a limited liability company in which Mr. Rathburn and his wife, Anita Rathburn, each hold a 50% membership interest. Dispositive power of all of these common units may be deemed to be shared with Joseph W. Craft III as a result of the Transfer Restrictions Agreement (described further in the Form 8-K filed on June 16, 2006).
(8)	This selling unitholder has advised us that voting and dispositive power with respect to the common units held by it is held by Nancy Wesley, as trustee of such trust; however, dispositive power of the common units may be deemed to be shared with Joseph W. Craft III as a result of the Transfer Restrictions Agreement (described further in the Form 8-K filed on June 16, 2006).
(9)	This selling unitholder has advised us that voting and dispositive power with respect to the common units held by it is held by Cindy J. Wynne, as trustee of such trust; however, dispositive power of the common units may be deemed to be shared with Joseph W. Craft III as a result of the Transfer Restrictions Agreement (described further in the Form 8-K filed on June 16, 2006).
(10)	This selling unitholder has advised us that voting and dispositive power with respect to the common units held by it is held by Alan K. Boswell, as trustee of such trust; however, dispositive power of the common units may be deemed to be shared with Joseph W. Craft III as a result of the Transfer Restrictions Agreement (described further in the Form 8-K filed on June 16, 2006).
(11)	This selling unitholder has advised us that voting and dispositive power with respect to the common units held by it is held by Linda K. Boswell, as trustee of such trust; however, dispositive power of the common units may be deemed to be shared with Joseph W. Craft III as a result of the Transfer Restrictions Agreement (described further in the Form 8-K filed on June 16, 2006).
(12)	This selling unitholder has advised us that dispositive power of 25,552 of the common units may be deemed to be shared with Joseph W. Craft III as a result of the Transfer Restrictions Agreement (described further in the Form 8-K filed on June 16, 2006).

PLAN OF DISTRIBUTION

We have been advised by the selling unitholders that, as of the date of this prospectus, they have no plan of distribution. Distributions of the common units by the selling unitholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the units may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the common units may be sold include:

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	underwritten transactions;

•	short sales;

•	broker-dealers may agree with the selling unitholders to sell a specified number of such common units at a stipulated price per unit;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Such transactions may be effected by the selling unitholders at market prices prevailing at the time of sale or at negotiated prices. The selling unitholders may effect such transactions by selling the common units to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling unitholders and may receive commissions from the purchasers of the common units for whom they may act as agent. The selling unitholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the units against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling unitholders and each person who participates as an underwriter in the offering of the units against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the common units under this prospectus, the selling unitholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common units in the course of hedging the positions they assume. The selling unitholders also may sell common units short and deliver them to close out the short positions, or loan or pledge the common units to broker-dealers that in turn may sell them.

The selling unitholders and any underwriters, broker-dealers or agents who participate in the distribution of the common units may be deemed to be “underwriters” within the meaning of the Securities Act. To the extent any of the selling unitholders are broker-dealers, they are, according to SEC interpretation, “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling unitholders is deemed to be an underwriter, the selling unitholders may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934.

There can be no assurances that the selling unitholders will sell any or all of the common units offered under this prospectus.

All of the common units registered by this registration statement, other than the units held by Alliance Management Holdings III, LLC, are subject to a Transfer Restrictions Agreement (TRA), dated as of June 13, 2006. In general, the TRA provides that, subject to a number of exceptions (including certain transfers by Joseph W. Craft III in which all other holders are entitled or required to participate), each holder of common units subject to the TRA may not sell or otherwise transfer those units unless approved by a majority of the disinterested members of the board of directors of AGP pursuant to certain procedures set forth in the TRA. For further discussion of the TRA, please see our Form 8-K filed on June 16, 2006.

The maximum commission or discount to be received by any member of the National Association of Securities Dealers, Inc. or independent broker/dealer will not be greater than 8% for the sale of any securities being registered pursuant to Commission Rule 415.

LEGAL MATTERS

Vinson & Elkins L.L.P., Houston, Texas, will pass upon the validity of the securities offered in this registration statement.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Alliance Holdings GP, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, including any documents incorporated herein by reference, constitutes a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement. You should refer to the registration statement and its related exhibits and schedules, and the documents incorporated herein by reference, for further information about our company and the securities offered in this prospectus. Statements contained in this prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of that document filed as an exhibit to the registration statement or otherwise filed with the SEC, and each such statement is qualified by this reference. The registration statement and its exhibits and schedules, and the documents incorporated herein by reference, are on file at the offices of the SEC and may be inspected without charge.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.

Our home page is located at www.ahgp.com. Our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings with the SEC are available free of charge through our web site as soon as reasonably practicable after those reports or filings are electronically filed or furnished to the SEC. Information on our web site or any other web site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	our Current Reports on Form 8-K filed April 30, 2007 and May 15, 2007; and

•

the description of our common units contained in our registration statement on Form 8-A filed on May 1, 2006, and including any other amendments or reports filed for the purpose of updating such description.

An audited balance sheet of our general partner, AGP, is not presented in this prospectus because (a) AGP has a non-economic interest in AHGP and (b) AGP has nominal net assets and thus is not expected nor has any commitment to fund cash flow deficits or furnish other direct or indirect financial assistance to AHGP.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered herewith. You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address and telephone number:

Alliance GP, LLC

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

(918) 295-1415

Attention: General Counsel

PART II

Information not required in the Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this registration statement of which this prospectus is a part. We will bear all of these expenses.

Registration fee under the Securities Act	$40,233
Printing and engraving expenses *	$10,000
Legal fees and expenses*	$30,000
Accounting fees and expenses*	$25,000
Miscellaneous*	$2,000

Total	$105,235

*	Estimated solely for the purpose of this Item. Actual expenses may be more or less.

Item 15. Indemnification of Officers and Directors.

Alliance Holdings GP, L.P.

As provided in our partnership agreement, which is incorporated herein by this reference, we will generally indemnify our general partner, officers, directors and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events. Subject to any terms, conditions or restrictions set forth in our partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 16. Exhibits

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.

4.1	Amended and Restated Agreement of Limited Partnership of Alliance Holdings GP, L.P., dated as of May 15, 2006 (Incorporated by reference to Exhibit 3.1 of Registrant’s Form 8-K filed with the Commission on May 17, 2006, File No. 000-51952).

4.2	Form of our Common Unit Certificate (Included as Exhibit A to the Amended and Restated Agreement of Limited Partnership of Alliance Holdings GP, L.P).

5.1*	Opinion of Vinson & Elkins L.L.P. regarding the legality of the common units.

8.1*	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.3*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

24.1*	Powers of Attorney (contained on signature pages).

*	Filed herewith
**	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.

Item 17. Undertakings

A.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to the information in this registration statement;

provided, however, that paragraphs A(l)(a) and A(l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each of the post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against any liability (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

D.	The undersigned registrant hereby undertakes:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus or any prospectus supplement filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus or prospectus supplement filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus or prospectus supplement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa, State of Oklahoma, on the 1st day of June, 2007.

ALLIANCE HOLDINGS GP, L.P.
By:	ALLIANCE GP, LLC, its general partner

By:	/s/ JOSEPH W. CRAFT III
Name:	Joseph W. Craft III
Title:	President, Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. Eberley Davis and Joseph W. Craft III, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ JOSEPH W. CRAFT III Joseph W. Craft III	President, Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2007

/s/ BRIAN L. CANTRELL Brian L. Cantrell	Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	June 1, 2007

/s/ MICHAEL J. HALL Michael J. Hall	Director	June 1, 2007

/s/ THOMAS M. DAVIDSON Thomas M. Davidson	Director	June 1, 2007

/s/ ROBERT J. DRUTEN Robert J. Druten	Director	June 1, 2007

EXHIBIT INDEX

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.

4.1	Amended and Restated Agreement of Limited Partnership of Alliance Holdings GP, L.P., dated as of May 15, 2006 (Incorporated by reference to Exhibit 3.1 of Registrant’s Form 8-K filed with the Commission on May 17, 2006, File No. 000-51952).

4.2	Form of our Common Unit Certificate (Included as Exhibit A to the Amended and Restated Agreement of Limited Partnership of Alliance Holdings GP, L.P).

5.1*	Opinion of Vinson & Elkins L.L.P. regarding the legality of the common units.

8.1*	Opinion of Vinson & Elkins L.L.P. regarding tax matters.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

23.3*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1).

24.1*	Powers of Attorney (contained on signature pages).

*	Filed herewith
**	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.